Filed Pursuant to Rule 424(b)(3)
Registration No. 333-170006

PROSPECTUS

$17,424,999.60

China VantagePoint Acquisition Company

2,750,000 units
2,642,856 warrants

China VantagePoint Acquisition Company is an exempted company organized under the laws of the Cayman Islands. We are a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating business or businesses through contractual arrangements. Although we are not limited to a particular geographic region or industry, we intend to focus on acquiring an operating business with its primary operations located in the People’s Republic of China. If we do not consummate an initial business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012, or by February 25, 2013 if we have executed a definitive agreement for a business combination prior to August 25, 2012 but are unable to consummate a business combination in that time, our corporate existence will cease and we will distribute the proceeds held in the trust account (described below) to our public shareholders.

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law and our target business is not required to have a minimum value. For additional information, see “Prospectus Summary — Comparison to Offerings of Blank Check Companies.” In addition, each holder (other than the initial shareholders) of subunits will have the right to have his, her or its subunits redeemed by us for cash if the initial business combination is consummated, provided, however, that we may effect a business combination only if public shareholders owning less than 66.66% of the subunits sold in this offering exercise their redemption rights. Furthermore, there can be released to us from the trust account described below amounts necessary to purchase up to 50% of the subunits sold in this offering at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce an initial business combination.

This is the initial public offering of our units. Each unit that we are offering has a price of $6.00 and consists of one subunit and one-half of a warrant. Each subunit consists of one ordinary share, par value $0.001, and one-half of a warrant. Each whole warrant entitles the holder to purchase one ordinary share at a price of $5.00. Each whole warrant will become exercisable on the later of (i) February 18, 2012 and (ii) the consummation of a business combination and will expire on the earlier of (i) three years from the date on which a business combination is completed, (ii) our liquidation if we have not completed a business combination within the required time periods or (iii) the redemption of the warrants.

Simultaneously with the consummation of the initial public offering of our units, we are offering 2,642,856 warrants at a price of $0.35 per warrant, for an aggregate purchase price of $924,999.60. We refer to these warrants as the warrant offering warrants. The warrant offering warrants will be identical to the public warrants except that (i) 1,500,000 of the warrant offering warrants, which we refer to as the insider warrants, are non-redeemable and may be exercised on a “cashless basis”, (ii) we may only call the remaining 1,142,856 warrant offering warrants, which we refer to as EBC/third party warrants, for redemption and only permit exercise on a cash basis with the consent of EarlyBirdCapital, Inc., so long as such warrants are held by the initial purchasers thereof or their affiliates, and (iii) we will only call the EBC/third party warrants for redemption if we also simultaneously call the public warrants so long as such warrants are held by the initial purchasers of such warrants or their affiliates. In addition, we may call the public warrants for redemption and only permit exercise on a cash basis, but simultaneously call the EBC/third party warrants for redemption and permit exercise on a cashless basis, which we may do without EarlyBirdCapital, Inc.’s consent.

Our directors have indicated that they may purchase the 1,500,000 insider warrants. Additionally, EarlyBirdCapital, Inc., the underwriter for this offering, has indicated that it may purchase 450,000 EBC/third party warrants, for an aggregate purchase price of $157,500. A group of three third party purchasers who are unaffiliated with us and with the underwriter has also indicated that they may purchase an aggregate of 692,856 EBC/third party warrants, for an aggregate purchase price of approximately $242,500. We have not yet entered into a definitive agreement with any purchasers, including our directors, the underwriter for this offering, or the third party purchasers, with respect to the purchase of the warrant offering warrants. We will not close the public offering unless we simultaneously close the warrant offering, and vice versa.

We have granted EarlyBirdCapital, Inc. the underwriter for this offering, a 45-day option to purchase up to 412,500 units (over and above the 2,750,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to EarlyBirdCapital, Inc., for $100, as additional compensation, an option to purchase up to a total of 175,000 units at a price of $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus (except that no subunits will be included, and instead only the ordinary shares and warrants that would otherwise comprise such subunits will be included, as the subunits will no longer be trading once the unit purchase option becomes exercisable). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, subunits, ordinary shares or warrants, individually or collectively referred to herein as a “security” or “securities.” The units will be quoted on the OTC Bulletin Board under the symbol CHVPF on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect the subunits and warrants will be quoted on the OTC Bulletin Board under the symbols CVPLF and CVPWF, respectively. However, no fractional warrants will be issued and only whole warrants will trade.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 37 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Public Offering Price	Underwriting Discount and Commissions	Proceeds, Before Expenses, to Us
Per unit	$6.00	$0.21	$5.79
Total	$16,500,000	$577,500	$15,922,500

$15,522,500 of the net proceeds from the public offering, plus the additional aggregate $925,000 we will receive from the purchase of the warrant offering warrants for an aggregate of $16,447,500 (or $5.98 per unit sold to the public in this offering), will be deposited into a trust account at J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of (i) the completion of a business combination and (ii) our liquidation upon our failure to consummate a business combination within the required time period (which may not occur until February 25, 2013).

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc. expects to deliver our securities to investors in the offering on or about February 25, 2011.

EarlyBirdCapital, Inc.

February 18, 2011

CHINA VANTAGEPOINT ACQUISITION COMPANY

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including information under “Risk Factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our” or “our company” refer to China VantagePoint Acquisition Company;
•	“China” or “PRC” refers to the People’s Republic of China;
•	“initial shareholders” refers to all of our shareholders prior to this offering, including Wei Li, our chief executive officer and director, Yiting Liu, our co-Chair of our Board of Directors and Ye (Sophie) Tao, our co-Chair of our Board of Directors;
•	“initial shares” refers to the 790,625 ordinary shares currently held by our initial shareholders;
•	references to “US$” or“$” refer to the legal currency of the United States;
•	references to “KYD” refer to the legal currency of the Cayman Islands;
•	“Companies Law” refers to the Companies Law (Revised) of the Cayman Islands;
•	the term “public shareholders” means the holders of the subunits which are being sold as part of the units in this public offering (whether they are purchased in this public offering or in the aftermarket), including any of our initial shareholders to the extent that they purchase such subunits;
•	the term “public warrants” refers to the warrants included in the units and subunits being offered by this prospectus;
•	the term “warrant offering warrants” refers to an aggregate of 2,642,856 warrants being offered by this prospectus;
•	the term “warrants” refers to both the public warrants and the warrant offering warrants unless the context otherwise requires; and
•	the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

Overview

We are a blank check company organized under the laws of the Cayman Islands on September 3, 2010 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation from the Cayman Islands government for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by obtaining a tax undertaking from the Cayman Islands government.

Pursuant to our Amended and Restated Memorandum and Articles of Association, we were formed with the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating businesses through contractual arrangements. Although we are not limited to a particular geographic region or industry, we intend to focus on acquiring an operating business with its primary operations located in the PRC. Opportunities for market expansion have emerged for businesses with operations in the PRC due to certain changes in the political, economic and social policies as well as certain fundamental changes affecting the PRC. We believe that the PRC represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things, increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity, as well as strong growth in many sectors of its economy driven by emerging private enterprises. Notwithstanding the foregoing, business combinations with companies having operations in the PRC entail special considerations and risks, including, but not limited to:

•	the need to obtain financial statements audited or reconciled in accordance with U.S. generally accepted accounting principles, or GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with GAAP of their country, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex regulatory filings and approvals; and
•	if, due to prohibitions on foreign investment in domestic companies, we are forced to acquire control of a target business through a series of contractual arrangements, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit an operating company in the PRC to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, an operating company as a wholly foreign-owned enterprise in the PRC will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if an operating company in the PRC incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one ordinary share and one-half of a warrant) and one-half of a warrant. We have structured our offering in this fashion for two primary reasons:

•	To Maximize Cash Available for Use Following Business Combination. We are effectively providing an incentive to our shareholders to not redeem their subunits in connection with either our shareholder vote or our pre-business combination tender offer as they would forfeit one-half of a warrant in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.
•	To Minimize Dilution. This structure will reduce the total number of warrants outstanding in the event a portion of our shareholders elect to redeem their subunits in connection with either our shareholder vote or our pre-business combination tender offer as any shareholder that redeems its subunits will forfeit one-half of a warrant.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for shareholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution due to a reduction in the number of warrants outstanding.

Our Amended and Restated Memorandum and Articles of Association also provide that our corporate existence will automatically cease and we will liquidate the trust account and distribute the funds included therein to our shareholders if we do not consummate our business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012 or by February 25, 2013 if we have executed a definitive agreement for a business combination within 18 months from the consummation of this offering and a business combination has not been completed in such 18-month period. If we enter into a definitive agreement for a business combination within 18 months from the consummation of this offering, we will issue a press release and file a Current Report on Form 8-K announcing the definitive agreement and indicating that the period to complete a business combination will be extended if a business combination is not completed within such 18 month period. If the time period to complete a business combination is extended, we would be permitted to enter into and consummate any business combination, even if not the transaction that provided us with the extension, provided that such business combination could be completed by February 25, 2013.

Effecting a Business Combination

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law and our target business is not required to have a minimum value. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination. Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem their subunits for cash in connection with our initial business combination.

The manner in which we allow public shareholders to redeem their subunits will depend on the structure of the transaction. We intend to structure our initial business combination and shareholder redemption rights in one of the following ways:

•	Shareholder Vote: If we structure the business combination as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of a business combination, we would be subject to the proxy rules promulgated under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and as a result would prepare a proxy statement containing information in relation to the shareholder vote to approve a business combination for distribution to our shareholders, which will be sent to our shareholders not more than sixty days nor less than ten days prior to the date of the shareholder vote. Public shareholders voting against a proposed business combination will be entitled to redeem their subunits for a pro rata share of the trust account up to a maximum of $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full). In addition, any public shareholder will have the right to vote for the proposed business combination and demand that such shareholder’s subunits be redeemed for a full pro rata share of the trust account (initially anticipated to be no less than approximately $5.98 per subunit, or $5.96 per subunit if the over-allotment option is exercised in full) net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements in connection with our initial business combination. However, any shareholder redeeming its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration. This redemption right is only available to our public shareholders and our initial shareholders have agreed not to seek redemption of any subunits owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares included in subunits acquired in this offering or in the aftermarket, in favor of such proposed business combination.
•	Pre-Business Combination Tender Offer: We may structure the business combination as an acquisition that does not require shareholder approval. Prior to the consummation of such a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. Public shareholders who elect to tender their subunits in connection with the tender offer will be entitled to receive a pro rata share of the trust account (initially anticipated to be approximately $5.98 per subunit, or $5.96 per subunit if the over-allotment option is exercised in full) net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements in connection with our initial business combination. However, any shareholder tendering its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration. The tender offer documents will include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations soliciting shareholder votes to approve the business combination, and the closing of the business combination will be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any subunits they own in such tender offer.

How we structure our business combination will depend on a variety of factors, including the legal requirement to have a shareholder vote, the anticipated speed with which the shareholder vote or tender offer process may be completed, and the desires of the target business.

Additionally, if holders of shares included in subunits sold in this offering indicate an intention to vote against a proposed business combination and/or seek redemption of their subunits for cash, we may negotiate arrangements to provide for the purchase of such subunits at the closing of such business combination using funds held in the trust account. We will only enter into such an arrangement at times prior to the shareholder vote, when a public shareholder would still have the ability to change his, her or its vote. Although we do not intend to pay a premium for subunits purchased in connection with any arrangement described above, in the event that we do determine to pay a premium for such subunits, we will only do so if our board of directors determines that it is in the best interests of our securityholders. Although the remaining securityholders would experience a reduction in book value per subunit compared to what the book value would have been if the subunits had been tendered, it is possible that the board may determine that the value to the remaining shareholders of the acquisition would outweigh such reduction in book value per subunit. In the event that we were to purchase subunits pursuant to an arrangement described above, we would disclose the terms of such arrangements in a press release and/or on a Current Report on Form 8-K on the next business day after the date of the transaction, and, to the extent possible, at least two business days prior to the vote on the business combination (or the completion of the tender offer). If, however, we are coming to a deadline that cannot be moved (for example, the end of our existence or the drop-dead date in a business combination), we may not be able to release such information publicly two business days prior to the business combination and still complete the business combination, and such lesser notification period may not provide sufficient time for a securityholder to elect to redeem its securities or change its vote with respect to the business combination. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (i) the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and (ii) that holders of fewer than 66.66% of the total number of subunits sold in this offering demand redemption of their subunits into cash, regardless of whether they are voting for or against the proposed business combination, where it appears that such requirements would otherwise not be met. All shares included in the subunits purchased pursuant to such arrangements would be voted in favor of the proposed business combination by the holders and then sold to us at the closing of the transaction and immediately cancelled. The funds in our trust account that are so used will not be available to us after the consummation of the business combination and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Nevertheless, we believe entering into these types of transactions would still be in our remaining shareholders’ best interests because the transaction would be able to be completed when such remaining shareholders favored the transaction.

Shareholder approval of a business combination would normally only be required where the business combination involved (a) a statutory merger of our company with another company or (b) a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in exchange for shares in another company, (c) amendments to our Amended & Restated Memorandum and Articles of Association, (d) a change in the par value of our shares, or (e) a change in the amount of our authorized share capital. A merger of a wholly-owned subsidiary of our company with another company would not normally require shareholder approval under our Amended and Restated Memorandum and Articles of Association or the Cayman Companies Law.

Under the Companies Law:

•	a statutory merger would require approval by (a) a shareholder resolution by majority in number representing 75% in value of the shareholders voting together as one class; and (b) if the shares to be issued to each shareholder in the consolidated or surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class;
•	a scheme of arrangement would require approval by a majority in number representing 75% in value of the members or class of members present and voting either in person or by proxy at the meeting convened to consider the same. It is also subject to subsequent approval by the grand Court in the Cayman Islands; and
•	amendments to the memorandum and articles of association would require a special resolution, being one passed by a majority of not less than two-thirds (or such greater number as specified in the articles of association) of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

We will consummate our initial business combination only if public shareholders holding less than 66.66% of our subunits (or 70.88% if the over-allotment option is exercised in full), which we refer to as the redemption threshold, elect to redeem their subunits and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares are voted in favor of the business combination. However, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer. Depending on the number of subunits that are redeemed in connection with our initial business combination, we may have very little money in our trust account with which to consummate our initial business combination, which may result in our having to obtain additional financing to consummate our initial business combination, result in less money being available for use as working capital post business combination, or result in our failure to consummate an initial business combination. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (typically meaning more than 50% of the voting securities of the target business). If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

In evaluating a target business, we intend to conduct extensive due diligence on such target business. We intend to conduct background checks by engaging a third-party who will, among other things, run background checks on the management of such target business, conduct anonymous site visits and hold anonymous interviews with employees of the target business. We also plan to hire a law firm in the PRC to conduct legal due diligence through which we intend to confirm, among other things, that the target business holds all required business licenses, owns the rights to all intellectual property necessary for conducting its business, is in compliance with all applicable laws, including environmental and labor laws. Finally, we intend to conduct financial and business due diligence on the target business, through which we will verify the target business’ financial results, conduct calls with customers, suppliers and competitors of the target business and also intend to speak to recognized industry leaders about their experience with the target business. In addition, we also intend to inquire as to whether any of the target business’ employees are knowledgeable about U.S. GAAP and SEC rules and regulations, and, if sufficient personnel are not employed by the target business, we intend to require the target business to hire qualified personnel.

In order to consummate a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our shareholders could end up owning a minority of the combined company as there is no requirement that our shareholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue such debt or equity securities or to incur such debt and we currently have no plan to do so.

Mechanisms Which Make it Easier to Consummate a Business Combination

We have put in place the following mechanisms which will make it easier for us to consummate a business combination:

•	Subunits. Pursuant to our Amended and Restated Memorandum and Articles of Association, public shareholders will be entitled to redeem their subunits for a portion of the trust account if the business combination is consummated. Accordingly, the warrants included in the subunits are subject to forfeiture, without the payment of any additional consideration, if the holder elects to cause us to redeem the subunit of which the warrant forms a part. This is different than in other similarly structured blank check companies where a redeeming shareholder is able to keep any warrants he may still hold, whether included within a unit or held separately. Accordingly, investors may have a disincentive to exercise their redemption rights because they will automatically forfeit the one-half (½) warrant included in the subunit. This may also have the effect of making it easier for us to consummate a business combination as shareholders may not wish to lose the value of the warrants included in the subunits.
•	Permitted purchases of subunits. Pursuant to our Amended and Restated Memorandum and Articles of Association, there can be released to us from the trust account amounts necessary to purchase up to 50% of the subunits sold in this offering (1,375,000 subunits, or 1,581,250 subunits if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce an initial business combination. The foregoing may have the effect of making it easier for us to complete our initial business combination because the redemption threshold will remain constant at a percentage of the subunits sold in this offering even if we purchase subunits in the open market. As a result, the redemption threshold will effectively represent a greater percentage of the number of outstanding subunits that may be redeemed to the extent we make any such purchases. Additionally, there would be fewer subunits outstanding following such purchases and therefore, the number of subunits that would be required to be voted (if a shareholder vote were held) in favor of any potential business combination for such transaction to be approved would be reduced.
•	Lower redemption price for shareholders who do not vote in favor of a business combination. If, and only if, we hold a shareholder vote to approve a proposed business combination, the public shareholders that vote against such proposed business combination or do not vote on such business combination shall be entitled to receive only a pro rata share of the trust account up to a maximum of $5.98 per subunit ($5.96 per subunit if the over-allotment option is exercised in full), and those public shareholders who vote for the proposed business combination, regardless of whether they elected to have their subunits redeeemed, shall be entitled to receive a full pro rata share of the trust account calculated as of two days prior to the distribution date. In this way, we provide a financial incentive to the public shareholders to vote in favor of the business combination.
•	Restrictions on voting rights. No public shareholder, whether acting singly or with any affiliate or other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be permitted, without our prior written consent, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares included in the subunits sold in this offering. Accordingly, all shares included in the subunits sold in this offering beneficially owned (as defined in Section 13(d)(3) of the Exchange Act) by a public shareholder (or shareholders if they are acting in concert or as a group) in excess of 10% (the “Excess Shares”) shall be voted by our management in favor of all proposals submitted for consideration at such meeting and will remain outstanding following the consummation of such business combination in the name of the public shareholder(s). We believe this restriction will prevent shareholders from accumulating large blocks of subunits before a vote held to approve a proposed business combination and attempting to force us to purchase their subunits at a significant premium to the then current market price or provide them with some other form of inducement in exchange for their agreement to vote in favor of the proposed business combination. By limiting a shareholders’ ability to vote with respect to no more than 10% of the ordinary shares included in the subunits sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders.
•	Restrictions on redemption rights. If, and only if, we structure our initial business combination as a business combination pursuant to which we will seek shareholder approval, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 10% or more of the subunits sold in this offering. We believe this restriction will prevent shareholders from accumulating large blocks of subunits and attempt to use the redemption right as a means to force us or our management to purchase their subunits at a significant premium to the then current market price. By limiting a shareholder’s ability to redeem no more than 10% of the subunits sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders.
•	No limitation on fair value or net assets of target business. Unlike other blank check offerings which require that the value of the interest acquired in a target business equal at least 80% of the value of the funds then held in trust, there is no limitation on the fair value or net assets of the target business with which we may complete a business combination.

We are a company organized under the laws of the Cayman Islands, and substantially all of our assets will be located outside of the United States. In addition, all three of our officers and directors are citizens of the PRC, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Therefore, investors may face difficulties in protecting their interests, and their ability in protecting their rights through the U.S. federal courts may be limited. Please refer to the section entitled “Risk Factors — Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited” for more information.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering, the terms of prior blank check offerings and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Escrow of offering proceeds	$15,522,500 of the net offering proceeds plus the $925,000 we will receive from the sale of the warrant offering warrants will be deposited into a trust account at
	J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	Substantially similar to the terms of our offering.	$14,330,250 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $15,522,500 of net offering proceeds plus the $925,000 we will receive from the sale of the warrant offering warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Substantially similar to the terms of our offering.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	There is no limitation on the fair value or net assets of the target business with which we may complete a business combination.	The initial target business that we acquire would be required to have a fair market value equal to at least 80% of the balance in the trust account at the time of such business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The securities comprising the units, but not the ordinary shares and warrants included in the subunits, will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital, Inc. has allowed separate trading of the subunits and one-half warrants prior to the 90th day after the date of this prospectus. The ordinary share and one-half warrant included within the subunit will not trade separately until we complete our initial business combination.	Substantially similar to the terms of our offering, except that units of prior blank check offerings typically did not consist of subunits and warrants. Instead, the units were composed only of ordinary shares and warrants. Accordingly, investors in this offering may have a disincentive to exercise their redemption rights because they will automatically forfeit the one-half (½) warrant included in the subunit. This may also have the effect of making it easier for us to consummate a business combination as shareholders may not wish to lose the value of the warrants included in the subunits.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Redemption of Securities	Pursuant to our Amended and Restated Memorandum and Articles of Association, public shareholders will be entitled to redeem their subunits for a portion of the trust account if the business combination is consummated. Accordingly, the warrants included in the subunits are subject to forfeiture, without the payment of any additional consideration, if the holder elects to cause us to redeem the subunit of which the warrant forms a part. This is different than in other similarly structured blank check companies where a redeeming shareholder is able to keep any warrants he may still hold, whether included within a unit or held separately. Accordingly, investors may have a disincentive to exercise their redemption rights because they will automatically forfeit the one-half (½) warrant included in the subunit. This may also have the effect of making it easier for us to consummate a business combination as shareholders may not wish to lose the value of the warrants included in the subunits.	Prior blank check companies typically had units composed of ordinary shares and warrants. In such offerings, only ordinary shares would be redeemed, as opposed to a subunit composed of an ordinary share and one-half (1/2) warrant.	If a shareholder elected to redeem, all of the securities issued to that shareholder would be redeemed.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	Substantially similar to the terms of our offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders with the opportunity to redeem their subunits for cash in a tender offer. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business transaction as we would have included in a proxy statement.	Shareholders would be given the opportunity to vote on a business combination. In connection with seeking shareholder approval, shareholders would be sent a proxy statement containing information required by the SEC. A shareholder following the procedures described in such proxy statement would be given the right to convert his or her shares into cash. However, a shareholder who did not follow these procedures or a shareholder who did not take any action would not be entitled to the return of any funds except upon liquidation.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elects to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Business combination deadline	Our Amended and Restated Memorandum and Articles of Association also provide that our corporate existence will automatically cease and we will liquidate the trust account and distribute the funds included therein to our shareholders if we do not consummate our business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012 or by February 25, 2013 if we have executed a definitive agreement for a business combination within 18 months from the consummation of this offering and a business combination has not been completed in such 18-month period. If we enter into a definitive agreement for a business combination within 18 months from the consummation of this offering, we will issue a press release and file a Current Report on Form 8-K announcing the definitive agreement and indicating that the period to complete a business combination will be extended if a business combination is not completed within such 18 month period. If the time period to complete a business combination is extended due to the fact that we have entered into definitive agreement for a business combination within such 18-month period, we would be permitted to enter into and consummate a business combination other than the business combination contemplated by the definitive agreement, provided that such business combination that could be completed by February 25, 2013.	Substantially similar to the terms of our offering.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	Substantially similar to the terms of our offering.	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination or a liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except with respect to (i) amounts necessary to purchase up to 50% of the subunits sold in this offering, (ii) any interest earned on funds in the trust account that we may need to pay our tax obligations and (iii) any remaining interest earned on funds in the trust account that we may need for our working capital requirements that may be released to us from the interest earned on the funds in the trust account, if any, the funds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	Except with respect to interest income released to fund working capital expenses and to pay taxes, if any, proceeds held in the trust account are not released until the earlier of the consummation of a initial business combination or the failure to complete an initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Private Placement

On September 3, 2010, our initial shareholders purchased an aggregate of 718,750 of our ordinary shares for an aggregate purchase price of $25,000, or approximately $0.03 per share. On February 18, 2011, we effected a 1.10-for-1 stock split in the form of a stock dividend. As a result, as of the date of this prospectus, our initial shareholders hold an aggregate of 790,625 of our ordinary shares. We refer to these shares as the “initial shares” throughout this prospectus. The 790,625 initial shares include an aggregate of 103,125 shares subject to forfeiture to the extent that the over-allotment option is not exercised in full so that our initial shareholders will own 20% of our issued and outstanding ordinary shares after this offering (excluding any units or ordinary shares that they may purchase in or after this offering).

Warrant Offering

Simultaneously with the consummation of the initial public offering of our units, we are offering 2,642,856 warrants at a price of $0.35 per warrant, for an aggregate purchase price of $924,999.60. We refer to these warrants as the warrant offering warrants. The warrant offering warrants will be identical to the public warrants except that (i) 1,500,000 of the warrant offering warrants, which we refer to as the insider warrants, are non-redeemable and may be exercised on a “cashless basis”, (ii) we may only call the remaining 1,142,856 warrant offering warrants, which we refer to as EBC/third party warrants, for redemption and only permit exercise on a cash basis with the consent of EarlyBirdCapital, Inc., so long as such warrants are held by the initial purchasers thereof or their affiliates, and (iii) we will only call the EBC/third party warrants for redemption if we also simultaneously call the public warrants so long as such warrants are held by the initial purchasers of such warrants or their affiliates. In addition, we may call the public warrants for redemption and only permit exercise on a cash basis, but simultaneously call the EBC/third party warrants for redemption and permit exercise on a cashless basis, which we may do without EarlyBirdCapital, Inc.’s consent.

Our directors have indicated that they may purchase the 1,500,000 insider warrants. Additionally, EarlyBirdCapital, Inc., the underwriter for this offering, has indicated that it may purchase 450,000 EBC/third party warrants, for an aggregate purchase price of $157,500. A group of three third party purchasers who are unaffiliated with us and with the underwriter has also indicated that they may purchase an aggregate of 692,856 EBC/third party warrants, for an aggregate purchase price of approximately $242,500. We have not yet entered into a definitive agreement with any purchasers, including our directors, the underwriter for this offering, or the third party purchasers, with respect to the purchase of the warrant offering warrants. We will not close the public offering unless we simultaneously close the warrant offering, and vice versa.

The terms and restrictions of the initial shares and the warrant offering warrants are described in more detail throughout this prospectus.

In the event that we fail to consummate a business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012 or until February 25, 2013 if a definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not been consummated within such 18 month period, our corporate existence will cease and we will liquidate the trust account.

Our principal executive offices are located at 465 Brickell Avenue, #617, Miami, FL 33131 and our telephone number is (305) 981-6888.

THE OFFERING

In making your investment decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we have as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 37 of this prospectus.

Securities offered
2,750,000 units, at $6.00 per unit, each unit consisting of:
• one subunit, consisting of one ordinary share and one-half of a public warrant; and
• one-half of a public warrant.
2,642,856 warrant offering warrants, at $0.35 per warrant.
Each of the units, subunits, ordinary shares and warrants will be registered pursuant to Section 12 of the Securities Exchange Act.
We will not close the public offering unless we simultaneously close the warrant offering, and vice versa.
Trading commencement and separation of subunits and warrants
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The subunits and public warrants comprising the units, but not the ordinary shares and public warrants included in the subunits, will begin separate trading on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to, however, our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, described below and issuing a press release announcing when such separate trading will begin. Although we do not have a current intention to do so, in connection with a business combination, it is possible that we could be required to hold a vote of our warrant holders to amend the provisions of the warrants or for warrant holders to receive cash or other consideration in lieu of retaining a warrant. Whether we call for such a vote will depend on the agreements entered into with our target business.
We will file a Form 8-K with the SEC, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds of this offering, including our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.
Once the subunits and public warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. However, no fractional warrants will be issued and only whole warrants will trade. Accordingly, if holders seek to separate their units, they will have to own a number of units divisible by two at that time or they will lose one-half of a warrant because fractional warrants will be rounded down. However, so long as the units continue to trade, a holder could keep his securities in the form of units until such time as he owned enough units so that he would not lose any portion of the warrants he would otherwise be entitled to. Holders will need to have their brokers contact our transfer agent in order to separate the units into subunits and warrants.
The subunits will continue to trade as a subunit consisting of one ordinary share and one-half of a warrant until we consummate an initial business combination, at which time they will automatically separate and the subunits will no longer be outstanding. At such time, every two one-half warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to either have not separated their units at that time or have a number of subunits divisible by two at that time or they will lose one-half of a warrant. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined unit so as to ensure that no portion of the warrant is lost.
Although we do not have a current intention to do so, in connection with a business combination, it is possible that we could be required to hold a vote of our warrant holders to amend the provisions of the warrants or for warrant holders to receive cash or other consideration in lieu of retaining a warrant. Whether we call for such a vote will depend on the agreements entered into with our target business.
Warrant offering
Simultaneously with the consummation of the initial public offering of our units, we are offering 2,642,856 warrants at a price of $0.35 per warrant, for an aggregate purchase price of $924,999.60. We refer to these warrants as the warrant offering warrants. The warrant offering warrants will be identical to the public warrants except that (i) 1,500,000 of the warrant offering warrants, which we refer to as the insider warrants, are non-redeemable and may be exercised on a “cashless basis”, (ii) we may only call the remaining

1,142,856 warrant offering warrants, which we refer to as EBC/third party warrants, for redemption and only permit exercise on a cash basis with the consent of EarlyBirdCapital, Inc., so long as such warrants are held by the initial purchasers thereof or their affiliates, and (iii) we will only call the EBC/third party warrants for redemption if we also simultaneously call the public warrants so long as such warrants are held by the initial purchasers of such warrants or their affiliates. In addition, we may call the public warrants for redemption and only permit exercise on a cash basis, but simultaneously call the EBC/third party warrants for redemption and permit exercise on a cashless basis, which we may do without EarlyBirdCapital, Inc.’s consent.
Our directors have indicated that they may purchase the 1,500,000 insider warrants. Additionally, EarlyBirdCapital, Inc., the underwriter for this offering, has indicated that it may purchase 450,000 EBC/third party warrants, for an aggregate purchase price of $157,500. A group of three third party purchasers who are unaffiliated with us and with the underwriter has also indicated that they may purchase an aggregate of 692,856 EBC/third party warrants, for an aggregate purchase price of approximately $242,500. We have not yet entered into a definitive agreement with any purchasers, including our directors, the underwriter for this offering, or the third party purchasers, with respect to the purchase of the warrant offering warrants. We will not close the public offering unless we simultaneously close the warrant offering, and vice versa.
The purchasers of the warrant offering warrants will agree that the warrant offering warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination. In the event of a liquidation of the trust account prior to our initial business combination, the warrant offering warrants will expire and be worthless.
Subunits:
Number outstanding before this offering
0
Number to be outstanding after this offering
2,750,000
Ordinary shares:
Number outstanding before this offering
790,625 shares(1)

(1)	This number includes an aggregate of 103,125 ordinary shares that are subject to forfeiture by our initial shareholders if the over-allotment option is not exercised by the underwriter.

Number to be outstanding after this offering
3,437,500 shares(2)
Warrants:
Number outstanding before this offering
0 warrants
Number to be outstanding after this offering and the warrant offering
5,392,856 warrants(3)
Exercisability
Each whole warrant is exercisable for one ordinary share.
Exercise price
$5.00 per share. The warrants will be exercisable for cash only if we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares.
The insider warrants will be exercisable either for cash or on a “cashless basis” at the option of the holder so long as such insider warrants are held by the initial purchaser thereof or its affiliates.
In the event of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of our ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value of an ordinary share by (y) the fair market value of an ordinary share. The “fair market value” is the average reported last sale price of the ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Exercise period
The warrants will become exercisable upon the later of (i) February 18, 2012 and (ii) the consummation of a business combination with a target business. The warrants will expire on the earlier of (i) 5:00 p.m., New York City time, on the three-year anniversary of the consummation of our business combination, (ii) our liquidation if we have not completed a business combination within the required time periods and (iii) the redemption of the warrants.
Redemption
We may redeem the outstanding warrants (excluding the insider warrants but including the EBC/third party warrants as described below and any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital, Inc.):
• in whole and not in part,

(2)	Includes the ordinary shares included in the subunits and assumes the over-allotment option has not been exercised and an aggregate of 103,125 ordinary shares have been forfeited by our initial shareholders.
(3)	Includes the warrants included in the units and subunits and assumes the over-allotment option has not been exercised.

• at a price of $.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

  •

if, and only if, the last sales price of our ordinary shares equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

• if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $8.50 trigger price or the $5.00 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a differential between the then-prevailing ordinary share price and the warrant exercise price so that the warrants could potentially still be exercisable after a decline in the stock price that may occur due to the redemption call if the share price declines as a result of our redemption call.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors which include, but are not limited to, the following: the stock price at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.
We may only call the EBC/third party warrants for redemption on a cash basis with the consent of EarlyBirdCapital, Inc., so long as such warrants are held by the initial purchasers thereof, or their affiliates, and (ii) we will only call the EBC/third party warrants for redemption if we also simultaneously call the warrants being offered by this prospectus. In addition, we may call the public warrants for redemption on a cash basis, but simultaneously call the EBC/third party warrants for redemption on a cashless basis, which we may do without EarlyBirdCapital, Inc.'s consent.
Proposed OTC Bulletin Board symbols for our:
Units
CHVPF
Subunits
CVPLF
Warrants
CVPWF
Offering proceeds to be held in trust
$15,522,500 of the net proceeds of this offering, plus the $925,000 we will receive from the sale of the warrant offering warrants for an aggregate of $16,447,500 or $5.98 per unit sold to the public in this offering, will be placed in a trust account at J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, these proceeds will not be released until the earlier of (i) the completion of a business combination and (ii) our liquidation if we have not completed a business combination within the required time periods. Therefore, except as provided in the next paragraph, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account (i) amounts necessary to purchase up to 50% of the subunits sold in this offering, as described in more detail below, (ii) any interest earned on the funds in the trust account that we need to pay our tax obligations and (iii) any remaining interest that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $150,000).
None of the warrants may be exercised until after the consummation of a business combination and, therefore, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments paid by us or a target business to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

• repayment at the closing of this offering of a $50,000 non-interest bearing loan made by our initial shareholders;

  •

payment of an aggregate of $7,500 per month to Ray Shi Capital Group, LLC, for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods; and

  •

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.
Amended and Restated Memorandum and Articles of Association
As discussed below, there are specific provisions in our Amended and Restated Memorandum and Articles of Association that may not be amended prior to our consummation of a business combination, including the requirement to allow our shareholders to seek redemption of their shares upon consummation of a business combination. While we have been advised that such provisions limiting our ability to amend our Amended and Restated Memorandum and Articles of Association may not be enforceable under the laws of the Cayman Islands, we view these provisions, which are contained in Sections 157 through 163 of our Amended and Restated Memorandum and Articles of Association, as obligations to our shareholders and will not take any action to amend or waive these provisions.
Although there have been no Cayman Islands cases on this issue, in the opinion of Conyers Dill & Pearman, our Cayman Islands counsel, English common law would be of persuasive authority before the Cayman Islands courts and under English common law, a company cannot agree to limit its ability to amend its memorandum and articles of association. Therefore, any restriction in the memorandum and articles with respect to their amendment is potentially unenforceable as a result of this principle.
Under the Companies Law, the memorandum and articles of a Cayman Islands company are amended by way of the shareholders passing a special resolution. A special resolution is passed when:
“(a) it has been passed by a majority of not less than two-thirds (or such greater number as may be specified in the articles of association of the company) of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given....”
Notwithstanding the foregoing, other blank check companies similar to ours recently modified their governing documents in order to effectuate a business combination.
Our Amended and Restated Memorandum and Articles of Association also provides that we will continue in existence only until August 25, 2012, or February 25, 2013 if the period to complete our business combination has been extended. If we have not completed a business combination by such dates, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Effecting a Business Combination
Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law and our target business is not required to have a minimum value. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination.
We intend to structure our initial business combination and shareholder redemption rights in one of the following ways:

  •

Shareholder Vote:  If we structure the business combination as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of a business combination, we would hold a shareholder vote and public shareholders voting on the proposed business combination will be entitled to redeem their subunits as described below under the section titled “Redemption rights.” However, any shareholder redeeming its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration. This redemption right is only available to public shareholders and our initial shareholders have agreed not to seek redemption of any subunits owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares included in subunits acquired in this offering or in the aftermarket, in favor of such proposed business combination.

  •

Pre-Business Combination Tender Offer:  We may structure the business combination as an acquisition that does not require shareholder approval. Prior to the consummation of such a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act and our public shareholders will have the right to tender their subunits as described below under the section titled “Redemption rights.” However, any shareholder tendering its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration. The tender offer documents will include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations soliciting shareholder votes to approve the business combination, and the closing of the business combination will be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any securities they own in such tender offer.

How we structure our business combination will depend on a variety of factors, including the legal requirement to have a shareholder vote, the anticipated speed with which the shareholder vote or tender offer process may be completed, and the desires of the target business.
We will consummate our initial business combination only if public shareholders holding less than 66.66% of our subunits (or 70.88% if the over-allotment option is exercised in full), elect to redeem their subunits and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares are voted in favor of the business combination. However, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination.
Although we do not have a current intention to do so, in connection with a business combination and pursuant to agreements entered into with our target business, it is possible that we could be required to hold a vote of our warrant holders to amend the provisions of the warrants or for warrant holders to receive cash or other consideration in lieu of retaining a warrant. The provisions of the warrants that we might seek to amend could include, among other things, an increase in the exercise price of the warrants, a reduction in the exercise period of the warrants and/or the circumstances under which we would have the right to redeem the warrants. Although we cannot say definitively how we would value the warrants, in determining the amount of cash or other consideration to be received by warrant holders in lieu of retaining a warrant, we would look at one or more of the following valuation methods, including, but not limited to, the exercise price of the warrant, the trading price of the warrant, the trading price of the security underlying the warrant, as well as a financial analysis, such as following Black-Scholes. Whether such a vote occurs will depend on the requirements of the target business.
Shareholder vote to approve a business combination
In the event that we hold a shareholder meeting to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we redeem his subunits as described above, subject to the limitations described in the section titled “Restrictions on redemption rights in the event a shareholder meeting is held.”
No public shareholder, whether acting singly or with any affiliate or other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be permitted, without our prior written consent, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares included in the subunits sold in this offering. Accordingly, all Excess Shares included in the subunits sold in this offering beneficially owned (as defined in Section 13(d)(3) of the Exchange Act) by a public shareholder (or shareholders if they are acting in concert or as a group) shall be voted by our management in favor of all proposals submitted for consideration at such meeting and will remain outstanding following the consummation of such business combination in the name of the public shareholder(s). We believe this restriction will prevent shareholders from accumulating large blocks of subunits before a vote held to approve a proposed business combination and attempting to force us to purchase their subunits at a significant premium to the then current market price or provide them with some other form of inducement in exchange for their agreement to vote in favor of the proposed business combination. By limiting a shareholder’s ability to vote with respect to no more than 10% of the ordinary shares included in the subunits sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders. However, this limitation also makes it easier for us to complete a business combination which is opposed by significant public shareholders.
In connection with any vote for a proposed business combination, if any, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares included in subunits acquired in this offering or in the aftermarket, in favor of such proposed business combination. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or subunits from persons in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.
We will proceed with a business combination only if a majority of the outstanding ordinary shares are voted in favor of the business combination.
Additionally, if holders of shares included in subunits sold in this offering indicate an intention to vote against a proposed business combination and/or seek redemption of their subunits for cash, we may negotiate arrangements to provide for the purchase of such subunits at the closing of such business combination using funds held in the trust account. We will only enter into such an arrangement at times prior to the shareholder vote, when a public shareholder would still have the ability to change his, her or its vote. Although we do not intend to pay a premium for subunits purchased in connection with any arrangement described above, in the event that we do determine to pay a premium for such subunits, we will only do so if our board of directors determines that it is in the best interests of our securityholders. Although the remaining securityholders would experience a reduction in book value per subunit compared to what the book value would have been if the subunits had been tendered, it is possible that the board may determine that the value of the acquisition to the remaining shareholders would outweigh such reduction in book value per subunit. In the event that we were to purchase subunits pursuant to an arrangement described above, we would disclose the terms of such arrangements in a press release and/or on a Current Report on Form 8-K on the next business day after the date of the transaction, and, to the extent possible, at least two business days prior to the vote on the business combination (or the completion of the tender offer). If, however, we are coming to a deadline that cannot be moved (for example, the end of our existence or the drop-dead date in a business combination), we may not be able to release such information publicly two business days prior to the business combination and still complete the business combination, and such lesser notification period may not provide sufficient time for a securityholder to elect to redeem its securities or to change its vote with respect to the business combination. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (i) the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and (ii) that holders of fewer than 66.66% of the total number of subunits sold in this offering demand redemption of their subunits into cash, regardless of whether they are voting for or against the proposed business combination, where it appears that such requirements would otherwise not be met. All shares included in the subunits purchased pursuant to such arrangements would be voted in favor of the proposed business combination by the holders and then sold to us at the closing of the transaction and immediately cancelled. The funds in our trust account that are so used will not be available to us after the consummation of the business combination and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Nevertheless, we believe entering into these types of transactions would still be in our remaining shareholders’ best interests because the transaction would be able to be completed when such remaining shareholders favored the transaction.
Acquisition using contractual arrangements
We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are jurisdictions in which direct foreign investment in certain industries is restricted (for example, in the People’s Republic of China, direct foreign investment in the telecommunications services and online commerce industries is restricted). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders, enter into a series of contracts that are designed to confer to us economic benefits and risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be majority or wholly owned by local residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in the relevant jurisdiction which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.
Permitted purchases of subunits
Pursuant to our Amended and Restated Memorandum and Articles of Association, there can be released to us from the trust account amounts necessary to purchase up to 50% of the subunits sold in this offering (1,375,000 subunits, or 1,581,250 subunits if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce an initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the public subunits to be purchased by us at $5.70 per subunit during the purchase period until the maximum number of subunits have been purchased. Purchasers of our units in this offering who subsequently sell their subunits in the open market while the 10b5-1 plan is in effect with a limit order for the public subunits to be purchased by us at $5.70 per subunit will obtain a lower purchase price per subunit than they could receive upon redemption of such subunit. It is intended that purchases under the 10b5-1 plan will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases will not actually be effectuated under Rule 10b-18). All subunits purchased by us pursuant to the foregoing will be immediately cancelled.
The foregoing may have the effect of making it easier for us to complete our initial business combination because the redemption threshold will remain constant at a percentage of the subunits sold in this offering even if we purchase subunits in the open market. As a result, the redemption threshold will effectively represent a greater percentage of the number of outstanding subunits that may be redeemed to the extent we make any such purchases. Additionally, there would be fewer subunits outstanding following such purchases and therefore, the number of subunits that would be required to be voted (if a shareholder vote were held) in favor of any potential business combination for such transaction to be approved would be reduced. Furthermore, because the subunits which may be purchased by us in open market transactions will be purchased at prices no greater than $5.70 per subunit and $5.70 per subunit is less than the $5.98 per subunit we are initially holding in trust, shareholders who vote in favor of a proposed business combination and seek redemption or who submit their subunits for redemption in connection with a tender offer will receive a pro rata share of the difference between $5.98 per subunit and the purchase price we paid for the subunits we purchase in such open market transactions. However, if we made such purchases, (i) we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post business combination, or (iii) it could result in our failure to consummate an initial business combination. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses.
Redemption rights
Our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem their subunits for cash in connection with a shareholder vote to approve a business combination or a pre-business combination tender offer. However, any shareholder redeeming its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration.
Pursuant to our Amended and Restated Memorandum and Articles of Association, if we structure the business combination as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of a business combination, we would hold a shareholder vote and public shareholders voting against a proposed business combination will be entitled to redeem their subunits for a pro rata share of the trust account up to a maximum of $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full). In addition, any public shareholder will have the right to vote for the proposed business combination and demand that such shareholder’s subunits be redeemed for a full pro rata share of the trust account (initially anticipated to be no less than approximately $5.98 per subunit, or $5.96 per subunit if the over-allotment option is exercised in full) net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements in connection with our initial business combination. However, any shareholder redeeming its subunits will forfeit the one-half warrant included in such subunit, without the payment of any additional consideration. Accordingly, if we seek shareholder approval, redeeming shareholders voting against the proposed business combination will receive less consideration for their redeemed subunits than redeeming shareholders who vote in favor of the business combination to the extent that the full net pro rata portion of the trust account exceeds $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full). This redemption right is only available to public shareholders and our initial shareholders have agreed not to seek redemption of any subunits owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket.
Alternatively, if we structure the business combination as pre-business combination tender offer, public shareholders who elect to tender their subunits in connection with the tender offer will be entitled to receive a full pro rata share of the trust account (initially anticipated to be approximately $5.98 per subunit, or $5.96 per subunit if the over-allotment option is exercised in full) net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements in connection with our initial business combination. However, any shareholder tendering its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration. Our initial shareholders have agreed not to tender their subunits in such tender offer.
We view the right to seek redemption as an obligation to our shareholders and will not take any action to amend or waive this provision in our Amended and Restated Memorandum and Articles of Association.
Restrictions on redemption rights in the event a shareholder meeting is held
If, and only if, we structure our initial business combination as a business combination pursuant to which we will seek shareholder approval, no public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be permitted from seeking redemption rights, without our prior written consent, with respect to 10% or more of the subunits sold in this offering. We believe this restriction will prevent shareholders from accumulating large blocks of subunits and attempt to use the redemption right as a means to force us or our management to purchase their subunits at a significant premium to the then current market price. By limiting a shareholder’s ability to redeem no more than 10% of the subunits sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders. However, this limitation also makes it easier for us to complete a business combination which is opposed by significant public shareholders.
In the event the shareholders are required to vote on a business combination, an eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy solicitation materials and prior to the business day immediately preceding the consummation of the proposed business combination. Additionally, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the business day immediately preceding the consummation of the proposed business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether to pass this cost on to the redeeming holder.
The proxy solicitation materials that we will furnish to shareholders in connection with any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy solicitation materials through the business day immediately preceding the consummation of the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see “Risk Factors — We may require shareholders who wish to redeem their subunits in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed business combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the business combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).
A redemption payment will only be made in the event that a business combination is consummated. If the proposed business combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, if we have required public shareholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public shareholder.

Liquidation if no business combination
As described above, if we fail to consummate a business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012 or February 25, 2013 if the period to complete our business combination has been extended, it will trigger our automatic dissolution and liquidation pursuant to the terms of our Amended and Restated Memorandum and Articles of Association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law.
If we have not presented to public shareholders a proposed business combination within the required time periods, public shareholders shall be entitled to receive a full pro rata share of the trust account (initially anticipated to be $5.98 per subunit, or $5.96 per subunit if the over-allotment option is exercised in full), plus any interest then held in the trust account. However, if, and only if, prior to the liquidation of the trust account, we held a shareholder vote to approve a proposed business combination that ultimately was not approved, the public shareholders that voted against the last proposed business combination before such liquidation of the trust account or did not vote on such business combination shall be entitled to receive only a pro rata share of the trust account up to a maximum of $5.98 per subunit ($5.96 per subunit if the over-allotment option is exercised in full), and those public shareholders who voted for the proposed business combination and continued to hold their shares until such liquidation of the trust account shall be entitled to receive a full pro rata share of the trust account calculated as of two days prior to the distribution date. Accordingly, if we seek shareholder approval prior to liquidating the trust and fail to complete a business combination within the required time periods, shareholders who do not vote or who vote against the proposed business combination will receive less consideration for their subunits than shareholders who vote in favor of the business combination to the extent that the full net pro rata portion of the trust account exceeds $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full).
The amount in the trust account (less $2,750 representing the aggregate nominal par value of the shares of our public shareholders) under the Companies Law will be treated as share premium which is distributable under the Cayman Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest) (subject to our provision for creditors) shortly following the expiration of the 14 day period required by our board to assess the amounts owed to our creditors. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.
Our initial shareholders have contractually agreed that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $5.98 per subunit ($5.96 per subunit if the over-allotment option is exercised in full) by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, our initial shareholders would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of our initial shareholders to pay such claim would be if the party executed a valid and binding waiver agreement enforceable under law. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so. Furthermore, as our board cannot waive these indemnification obligations, because it would be a breach of their fiduciary obligations, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Accordingly, although such agreements are legally binding obligations on the part of our initial shareholders, as such individuals are residents of jurisdictions other than the Cayman Islands, we may have difficulty enforcing our rights under such agreements. Therefore, we cannot assure you that the per-subunit distribution from the trust account, if we liquidate because we have not completed a business combination within the required time periods, will not be less than approximately $5.98 (or $5.96 per subunit if the over-allotment option is exercised in full).
Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses.
Escrow of initial shares
On the date of this prospectus, our initial shareholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (A) pledges to secure the obligations incurred in connection with purchases of our securities, (B) private sales of the shares placed in the escrow account made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (C) for transfers to (i) our officer’s and directors, (ii) an entity’s members upon its liquidation, (iii) by bona fide gift to a member of an initial shareholder’s immediate family or to a trust, the beneficiary of which is an initial shareholder or a member of an initial shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, or (vi) to us for cancellation in connection with the consummation of a business combination, in each case, other than clause (B) and (C)(vi), where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period. Such shares will be released from escrow on the first anniversary of the closing date of our initial business combination; notwithstanding the foregoing, shares may be released from escrow prior to such date if, following consummation of our initial business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities so that the initial shareholders may participate in such exchange. Additionally, our initial shareholders have agreed that up to a maximum of 103,125 of the initial shares will be forfeited by them if the underwriter’s over-allotment option is not exercised in full to the extent necessary to ensure that the number of shares they hold equals 20% of the outstanding ordinary shares after this offering. Accordingly, such shares would be released from escrow to effectuate such forfeiture.

Risks

We are a newly formed exempted company organized under the laws of the Cayman Islands. We have not conducted any operations nor have we generated any revenues. Until we complete a business combination, if ever, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our officers and directors, but also the special risks we face as a blank check company, including:

•	reliance on our management’s ability to choose an appropriate target business, conduct due diligence or monitor due diligence conducted by others and negotiate a favorable price; and
•	existing and possible conflicts of interest of our directors and officers described under “Management — Conflicts of Interest” below.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” Additionally, our initial security holders’ initial equity investment is $497,500 below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 37 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	October 6, 2010
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(33,370)	$16,617,230
Total assets	$128,000	$16,617,230
Total liabilities	$108,370	$—
Value of subunits which may be redeemed for cash (approximately $5.98 per subunit)	$—	$10,963,897
Shareholders’ equity	$19,360	$5,653,333

(1)	Includes the $925,000 we will receive from the sale of the warrant offering warrants. Assumes the payment of the $577,500 underwriter’s discounts and commissions to the underwriter. Assumes the underwriter’s over-allotment option is not exercised and the forfeiture of 103,125 ordinary shares by our initial shareholders.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining expenses of this offering and assumes the redemption of up to one subunit less than 66.66% of the subunits sold in this offering and no repurchases by us of any subunits.

The “as adjusted” working capital and total assets amounts include the $16,447,500 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account totaling $16,447,500 of net proceeds from the offering, including $925,000 of proceeds from the warrant offering, together with all accrued interest earned thereon, less (i) any amounts released to us to purchase our subunits, (ii) any amounts of interest earned on the funds in the trust account that may be released to us to pay our tax obligations and (iii) any amounts of interest earned on the funds in the trust account that may be released to us to pay our expenses and other working capital requirements, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We may effect a business combination only if public shareholders owning less than 66.66% (or 70.88% if the over-allotment option is exercised in full), of the 2,750,000 subunits sold in this offering (or 3,162,500 subunits if the over-allotment option is exercised in full) exercise their redemption rights. However, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination.

Depending on the number of holders who choose to exercise their redemption rights in connection with our initial business combination, we could be required to redeem for cash up to one subunit less than 66.66% (or 70.88% if the over-allotment option is exercised in full) of the subunits sold in this offering, or 1,833,149 subunits (2,241,579 if the underwriter exercises its over-allotment option in full) at a redemption price of approximately $5.98 per subunit ($5.96 per subunit in the event the over-allotment option is exercised in full) for approximately $10,963,897 in the aggregate (or approximately $13,350,862 in the aggregate if the underwriter exercises its over-allotment option in full), assuming, in the case of a shareholder vote, that all of our shareholders vote in favor of the proposed business combination and are therefore entitled to receive a full pro rata share of the trust account.

If we structure the business combination as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of a business combination, the actual per subunit redemption price for shareholders who vote for the proposed business combination will be equal to a full pro rata share of the aggregate amount then on deposit in the trust account, including accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements, as of the date two business days prior to the proposed consummation of our initial business combination, divided by the number of subunits included in the units sold in this offering. In contrast, the actual per subunit redemption price for shareholders who vote against a proposed business combination or who do not vote on such business combination would be equal to a pro rata share of the trust account up to a maximum of $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full).

If we commence a pre-business combination tender offer, the actual per subunit redemption price will be equal to a full pro rata share of the aggregate amount then on deposit in the trust account, including accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements, as of the date two business days prior to the proposed consummation of our initial business combination, divided by the number of subunits included in the units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks Associated with Our Proposed Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

Our public shareholders may not be afforded an opportunity to vote on a business combination, unless such vote is required by law.

We will either (i) seek shareholder approval of an initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their subunits or (ii) commence a pre-business combination tender offer pursuant to which our shareholders will be entitled to redeem their subunits for cash (and thereby avoid the need for a shareholder vote). The decision as to whether we will seek shareholder approval of a proposed business combination or will commence a pre-business combination tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of our outstanding shares do not approve of the business combination we consummate.

We may not be able to complete a business combination within the required time frame, in which case our corporate existence would automatically cease and we would be forced to liquidate the trust account and our public shareholders may receive less than $5.98 (or $5.96 if the over-allotment option is exercised in full) and our warrants will expire worthless.

If we are unable to complete a business combination within eighteen months (or twenty-four months if the period to consummate our business combination has been extended) from the closing of this offering and are forced to liquidate, the per-subunit liquidation distribution may be less than $5.98 (or $5.96 if the over-allotment option is exercised in full), because of any claims that may be made against the trust account. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public shareholders could be forced to wait up to 24 months before receiving liquidation distributions.

We have 18 months from the closing of this offering (or 24 months from the closing of this offering if the extension criteria described elsewhere in this prospectus have been satisfied) in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public shareholders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until or after such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 after the successful consummation of this offering and will file a Form 8-K including an audited balance sheet demonstrating this fact, we are exempt from the rules promulgated by the SEC to protect investors of blank check companies such as Rule 419 of the rules and regulations promulgated under the Exchange Act, or Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement with a target business having a fair value or net assets equal to at least 80% of the offering and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we can complete a business combination with a target business having a fair value or net assets equal to or less than 80% of the offering proceeds, we will be entitled to withdraw interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Unlike many other blank check companies, we are not required to acquire a target business with a minimum fair value or net assets.

Unlike many other blank check companies, our target business is not required to have a minimum fair value or net asset value. This gives us a high degree of flexibility in our choice of a target business and could result in our acquiring a target business with a value significantly less that the amount we have in trust.

Because each unit includes a subunit and one half (½) of a warrant, the units may be worth less than units of other blank check companies.

Each unit includes one subunit, which includes one ordinary share and one-half (½) of a warrant, and one-half (½) of a warrant. This is different from other offerings similar to ours in which the units simply include one share and one warrant. This unit structure may cause our units to be worth less than units of other blank check companies whose units only include one share and one warrant. Furthermore, if holders seek to separate their units into subunits and warrants, they will have to own a number of units divisible by two at that time or they may lose one warrant that they could have otherwise been entitled to.

Public shareholders exercising their redemption rights with respect to the subunits included in the units sold in this offering will forfeit the portion of warrants included in the subunits without the payment of any additional consideration.

Pursuant to our Amended and Restated Memorandum and Articles of Association, public shareholders will be entitled to redeem their subunits for a portion of the trust account if the business combination is consummated. Accordingly, the warrants included in the subunits are subject to forfeiture, without the payment of any additional consideration, if the holder elects to cause us to redeem the subunit of which the warrant forms a part. This is different than in other similarly structured blank check companies where a redeeming shareholder is able to keep any warrants he may still hold, whether included within a unit or held separately. Accordingly, investors may have a disincentive to exercise their redemption rights because they will automatically forfeit the one-half (½) warrant included in the subunit. This may also have the effect of making it easier for us to consummate a business combination as shareholders may not wish to lose the value of the warrants included in the subunits.

Unlike other blank check companies, we allow up to one subunit less than 66.66% of the subunits sold in this offering to be redeemed. This higher threshold will make it easier for us to consummate a business combination with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check companies, and very little money remaining in trust for the post-transaction company.

Each holder (other than the initial shareholders) of subunits will have the right to have his, her or its subunits redeemed by us for cash if the initial business combination is consummated. We will consummate the initial business combination only if public shareholders owning one subunit less than 66.66% (or 70.88% if the over-allotment option is exercised in full) or less of the subunits sold in this offering have exercised redemption rights on a cumulative basis; provided that in the case of a shareholder vote to approve a proposed business combination, a public shareholder, together with any affiliate of his or any person with whom he is acting in concert or as a “group” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking redemption with respect to more than 10% of the subunits sold in this offering on a cumulative basis. In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which makes it more difficult for such companies to consummate their initial business combination. Therefore, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business in the face of strong shareholder dissent, and we have reduced the likelihood that a small group of investors holding a large block of our subunits will stop us from completing a business combination that is otherwise favored by our public shareholders. Depending on the number of subunits that are redeemed in connection with our initial business combination, we may have very little money in our trust account with which to consummate our initial business combination, which may result in our having to obtain additional financing to consummate our initial business combination, result in less money being available for use as working capital post business combination, or result in our failure to consummate an initial business combination.

The liquidity of our securities in the open market may be reduced due to our ability to use funds held in trust to purchase up to 50% of the subunits sold in this offering.

Pursuant to our Amended and Restated Memorandum and Articles of Association, there can be released to us from the trust account amounts necessary to purchase up to 50% of the subunits sold in this offering (1,375,000 shares, or 1,581,250 subunits if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce an initial business combination. Additionally, we may redeem up to one subunit less than 66.66% (or 70.88% if the over-allotment option is exercised in full), of the subunits issued in our initial public offering, provided, however, that if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination. Purchases or redemptions of our subunits would result in significantly fewer public shares issued and outstanding and which would in turn significantly reduce the liquidity of our securities, including our public shares that are not redeemed.

Because we are incorporated under the laws of the Cayman Islands and because some of our directors and officers reside outside of the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, all three of our officers and directors are citizens of the PRC, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman

Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

We may issue shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 50,000,000 ordinary shares, par value $0.001 per share, and 5,000,000 preferred shares, par value $0.001 per share. Immediately after this offering and the purchase of the warrant offering warrants (assuming no exercise of the underwriter’s over-allotment option), there will be 40,819,644 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary and preferred shares, to complete a business combination. The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, provided, however, that in this instance we would own more than 50% of the voting securities of the target business, but the public shareholders would own less than a majority of the voting securities of the surviving entity; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Our estimates are also based on the belief that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or if the amounts not held in the trust account are insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our initial shareholders, officers, directors or third parties. None of our initial shareholders, officers or directors is under any obligation to advance funds to, or invest in, us. Accordingly, we may not be able to obtain additional financing. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required liquidate prior to consummating our initial business combination.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $150,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital that we will need to identify one or more target businesses and to consummate our initial business combination, as well as to pay any tax obligations that we may owe. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six months maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated December 6, 2010, which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were approximately yielding, as of the week ended December 3, 2010, 0.16%, 0.16% and 0.20% per annum, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. If there is a decline in interest rates we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders, officers or directors to operate or may be forced to liquidate our trust account. Our initial shareholders, officers or directors are under no obligation to advance funds in such circumstances.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business, the due diligence process and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, including any costs incurred in connection with our due diligence on the target business, likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as that public shareholders representing 66.66% or more of our subunits issued in this offering opt to have us redeem their subunits into a pro rata share of the trust account. Any such event will result in us having fewer resources for subsequent attempts to locate and acquire or merge with another business.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $5.98.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate the trust account before the completion of a business combination and distribute the proceeds held therein to our public shareholders, our initial shareholders have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced below $5.98 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they may not be able to meet such obligation. Therefore, the per-share distribution from the trust account may be less than $5.98 due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return $5.98 to our public shareholders.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our Amended and Restated Memorandum and Articles of Association provides that we will continue in existence only until eighteen months from the closing of this offering, or twenty-four months if the period to complete our business combination has been extended. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and dissolving. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law. In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. In the case of a full voluntary liquidation procedure, any liability of shareholders with respect to a liquidating distribution would be barred if creditors miss the deadline for submitting claims. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within the required time periods. Pursuant to our Amended and Restated Memorandum and Articles of Association, failure to consummate a business combination within eighteen months from the closing of this offering, or twenty-four months if the period to complete our business combination has been extended, will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are unable to consummate a transaction within the required time periods, upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our initial shareholders have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced below $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full) by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of KYD15,000 (approximately US$18,000) and to imprisonment for five years in the Cayman Islands.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable on a cash basis and we will not be obligated to issue registered ordinary shares unless the ordinary shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon exercise of the warrant and the holder will be precluded from exercising the warrant. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the ordinary shares issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrants will be exercisable on a cash basis and we will not be obligated to issue registered ordinary shares unless at the time such holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public shareholders may have no value, the market for such warrants may be limited and such warrants may expire worthless.

We may amend the terms of the warrants that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company as warrant agent and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if a majority of the holders approve of such amendment.

Following the business combination we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We intend to conduct background checks, as well as legal, financial and business due diligence investigations for any business we consider. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our obtaining post-combination debt financing.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Furthermore, the officer or director who determines to present the target to another entity may not be held liable to us under Cayman Islands law.

All of our officers and directors own ordinary shares issued prior to the offering and may own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own our ordinary shares that were issued prior to this offering. Additionally, they have indicated that they may purchase 1,500,000 warrant offering warrants. Such individuals have waived their right to redeem their initial shares or any other shares purchased in this offering or thereafter, or to receive distributions with respect to their initial shares upon the liquidation of the trust account if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the warrant offering warrants and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely that we will be able to acquire only a single business with the funds in trust. By consummating a business combination with only a single business, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Unlike other similarly structured blank check companies, under certain circumstances we are required to withdraw trust account proceeds to purchase our subunits. This may have the effect of making it easier for us to complete our initial business combination.

Unlike other similarly structured blank check companies, we are required to withdraw trust account proceeds to purchase subunits as described in this prospectus. As there would be fewer subunits outstanding following such purchases, the number of shares that would be required to be voted (if a shareholder vote were held) in favor of any potential business combination for such transaction to be approved would be reduced. The foregoing may have the effect of making it easier for us to complete our initial business combination. Furthermore, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may be required to seek additional financing in order to complete the business combination. Moreover, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if we purchase up to the maximum number of subunits we may purchase using trust account proceeds and a significant number of holders exercise their redemption rights, we will have less cash available to use toward consummating our business combination and furthering our business plans following a business combination and may need to arrange third party financing.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

In connection with a proposed business combination, we will offer each public shareholder (but not our initial shareholders) the right to have his, her or its subunits redeemed for a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

If we hold a shareholder vote to approve the business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and still seek redemption of his subunits.

If we seek shareholder approval of any business combination, each public shareholder (but not our initial shareholders) will have the right to vote in favor of such business combination and to still seek to have his, her or its subunits redeemed for cash for a full pro rata share of the trust account, while those voting against the business combination will only be entitled to receive a maximum of $5.98 per subunit (or $5.96 if the over-allotment option is exercised in full). Accordingly, if we seek shareholder approval, redeeming shareholders voting against the proposed business combination will receive less consideration for their redeemed subunits than redeeming shareholders who vote in favor of the business combination to the extent that the full net pro rata portion of the trust account exceeds $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full). If we hold a shareholder vote, we may proceed with a business combination only if (i) holders of a majority of our outstanding shares approve the business combination and (ii) public shareholders owning less than 66.66% (or 70.88% if the over-allotment option is exercised in full) of the total number of subunits sold in this offering exercise their redemption rights, regardless of whether they vote for or against the proposed business combination. Accordingly, public shareholders owning up to one subunit less than 66.66% (or 70.88% if the over-allotment option is exercised in full) of the subunits sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. Furthermore, our redemption threshold at 66.66% (or 70.88% if the over-allotment option is exercised in full) is significantly higher than the more typical threshold of between 20% and 40% and further allows holders of our ordinary shares the right to vote in favor of our business combination and elect to redeem their shares. This higher threshold and the ability to seek redemption while voting in favor of our proposed business combination (and to receive a greater redemption amount if voting in favor of a business combination) may make it more likely that we will consummate a business combination. Notwithstanding the foregoing, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold discussed above will be reduced in direct proportion to the percentage of subunits purchased by us.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, may be restricted from seeking redemption rights with respect to more than 10% of the subunits sold in this offering.

If we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing shareholders) the right to have his, her, or its subunits redeemed for cash. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking redemption rights with respect to more than 10% of the subunits sold in this offering. Accordingly, if you beneficially own more than 10% of the subunits sold in this offering and a proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your subunits and may be forced to hold such additional subunits or sell them in the open market. We cannot assure you that the value of such additional subunits will appreciate over time following a business combination or that the market price of our subunits will exceed the redemption price.

If we hold a shareholder vote to approve the business combination, public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from exercising voting rights with respect to more than 10% of the shares sold in this offering.

Pursuant to our Amended and Restated Memorandum and Articles of Association, in the event that we are required to seek shareholder approval before we effect any initial business combination, without our prior written consent, no public shareholder, whether acting singly or with any affiliate or other person acting in concert or as a “group,” shall be permitted to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering, you will be restricted from exercising voting rights with respect to any Excess Shares and such Excess Shares will remain outstanding following consummation of such business combination. We cannot assure you that the value of such Excess Shares will appreciate over time following a business combination or that the market price of our ordinary shares will exceed the per-share redemption price.

We may require shareholders who wish to redeem their subunits in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require public shareholders who wish to redeem their subunits to either tender their certificates to our transfer agent at any time prior to the business day immediately preceding the consummation of our business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for shareholders to deliver their subunits, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their subunits.

If we require public shareholders who wish to redeem their subunits in connection with a proposed business combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not consummated.

If we require public shareholders who wish to redeem their subunits in connection with the proposed business combination to comply with specific requirements for redemption as described above and such proposed business combination is not consummated, we will promptly return such certificates to the public shareholders. Accordingly, investors who attempted to redeem their subunits in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our subunits may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

We may use funds in our trust account to purchase, directly or indirectly, subunits from holders thereof who have indicated an intention to vote against such proposed business combination, in the event such a vote is held, and/or redeem their shares.

If holders of subunits sold in this offering indicate an intention to vote against a proposed business combination, in the event such a vote is held, and/or seek redemption of their subunits into cash, we may privately negotiate arrangements to provide for the purchase of such subunits at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination, in the event such a vote is held, and that holders of fewer than 66.66% (or 70.88% if the over-allotment option is exercised in full) of the total number of subunits sold in this offering demand redemption of their subunits into cash where it appears that such requirements would otherwise not be met. Although we do not intend to pay a premium for subunits purchased in connection with any arrangement described above, in the event that we do determine to pay a premium for such subunits, we will only do so if our board of directors determines that it is in the best interests of our securityholders. The remaining securityholders may experience a reduction in book value per subunit compared to what the book value would have been if the subunits had been tendered. In the event that we were to purchase subunits pursuant to an arrangement described above, we would disclose the terms of such arrangements in a press release and/or on a Current Report on Form 8-K on the next business day after the date of the transaction, and, to the extent possible, at least two business days prior to the vote on the business combination (or the completion of the tender offer). If, however, we are coming to a deadline that cannot be moved (for example, the end of our existence or the drop-dead date in a business combination), we may not be able to release such information publicly two business days prior to the business combination and still complete the business combination, and such lesser notification period may not provide sufficient time for a securityholder to elect to redeem its securities or change its vote with respect to the business combination. This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the merger; and
•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources are relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition,

•	the redemption of subunits held by our public shareholders into cash may reduce the resources available to us to fund our initial business combination; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our initial shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our initial shareholders, including all of our officers and directors, will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or subunits from persons in the open market or in private transactions. However, if, and only if, a vote is held to approve a business combination and a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Additionally, if we purchase subunits sold in this offering as indicated elsewhere in this prospectus, such 20% block could represent as much as 33.3% depending on the number of subunits we ultimately purchase. In connection with any vote to approve a proposed business combination, if any, our initial shareholders have agreed to vote any shares they own in favor of our proposed business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no requirement under the Companies Law for a Cayman Islands company to hold annual or general meetings or elect directors. Accordingly, shareholders would not have the right to such a meeting or election of directors, nor are there any remedies available to shareholders in the event that we do not hold such a meeting or election. As a result, it is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.03 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 41% or $2.48 per share (the difference between the pro forma net tangible book value per share $3.52, and the initial offering price of $6.00 per unit). This is because investors in this offering will be contributing approximately 99.85% of the total amount paid to us for our outstanding ordinary shares after this offering but will only own 80% of our outstanding ordinary shares. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants and option may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing public warrants to purchase 2,750,000 ordinary shares as part of the units offered by this prospectus and 2,642,856 warrant offering warrants to purchase 2,642,856 ordinary shares. We will also issue an option to purchase 175,000 units to the underwriter which, if exercised, will result in the issuance of 175,000 ordinary shares and 175,000 warrants. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call the public warrants for redemption, public shareholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

Our management’s ability to require holders of our warrants to exercise such warrants on a “cashless basis” will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require holders to exercise their warrants on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a “cashless basis”, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our securities and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the warrant offering warrants are entitled to demand that we register the resale of their warrants and underlying ordinary shares at any time after we consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 687,500 ordinary shares (or 790,625 ordinary shares if the underwriter exercises the over-allotment option in full) and 2,642,856 warrants (as well as the ordinary shares underlying the warrants) eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, because the proceeds held in trust must be invested by the trustee only in cash or United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We may not obtain an opinion from an unaffiliated third party as to the fairness of the transaction to our shareholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public shareholders from a financial point of view unless we seek to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business. If no opinion is obtained, our public shareholders will be relying solely on the judgment of our board of directors.

Our executive officers’, directors’ and initial shareholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public shareholders’ best interest.

Unless we consummate our initial business combination, our officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our officers, directors and initial shareholders may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors and initial shareholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, if any, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

The underwriter for this offering will not make a market for our securities, which could adversely affect the liquidity and price of our securities.

EarlyBirdCapital, Inc., the underwriter for this offering, does not make markets in securities and will not be making a market in our securities. Although we believe certain broker-dealers other than EarlyBirdCapital, Inc. will be making a market in our securities, EarlyBirdCapital, Inc.’s not acting as a market maker for our securities may adversely impact the liquidity of our securities.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the subunits and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results with which to compare them.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We may qualify as a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “ Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption price per subunit is greater than an investor’s initial tax basis in a subunit.

Although we intend to take a contrary position, if our subunits are not viewed as participating in our corporate growth (i.e. our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to a business combination, there is a risk that an investor’s entitlement to receive payments upon a redemption of its subunits in excess of the investor’s initial tax basis in its subunits (see “Taxation — United States Federal Income Taxation — Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our securities.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Washington, D.C., Florida, Hawaii, Illinois, Minnesota and New York. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the ordinary shares and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorable and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent” as that term is commonly used. If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the stock held by the public shareholders. In addition, we will not have an independent audit committee. As such, and because none of our directors may be deemed “independent,” we may not have the benefit of an independent body examining the propriety of expenses incurred on our behalf that are subject to reimbursement (as discussed above).

Because our initial shareholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our initial shareholders initial equity investment of $25,000 is less than the required $522,500 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the ordinary shares acquired prior to this offering will be worth significantly more than $25,000.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the company has, among other things, an accumulated deficit and no revenues from operations. The report of Marcum LLP, our independent registered public accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities.

If we deviate in our actions from the disclosure contained in this prospectus, investors may not ultimately receive the same benefits from this offering that they originally anticipated receiving.

Following completion of their initial public offerings, some similarly structured blank check companies have deviated from the disclosure contained in their initial public offering prospectuses in order to consummate their initial business combinations, such as by modifying their charters and governing instruments. While we do not anticipate deviating from the disclosure contained in this prospectus, we may do so. Consequently, investors may not receive the same benefits from this offering that they originally anticipated receiving. In such a situation, it is possible that each investor who purchased units in this offering and still held such units upon learning of our deviation from the disclosure contained in the prospectus could seek rescission of the purchase of the units he acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Risks associated with acquiring and operating a target business in the PRC

If we acquire control of a target business through contractual arrangements with one or more operating businesses in the PRC, such contracts may not be as effective in providing operational control as direct ownership of such business and may be difficult to enforce.

We will only acquire a business or businesses that, upon the consummation of our initial business combination, will be our majority-owned subsidiaries and will be neither investment companies nor companies excluded from the definition of an investment company by Section 3(c)(1) or 3(c)(7) of the Investment Company Act. However, the PRC government has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including, for example, certain aspects of telecommunications, food production, and heavy equipment manufacturers.

In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous brand names” or “well-established brand names.” Subject to the review and approval requirements of the relevant agencies for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would be our nominees and, therefore, may exempt the transaction from certain regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to such regulations, the relevant government agency might apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made or that our potential future target businesses are otherwise in violation of local laws or regulations, consequences may include confiscating relevant income and levying fines and other penalties, revoking business and other licenses, requiring restructure of ownership or operations, requiring discontinuation or restriction of the operations of any portion or all of the acquired business, restricting or prohibiting our use of the proceeds of this offering to finance our businesses and operations and imposing conditions or requirements with which we or potential future target businesses may not be able to comply.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in the PRC may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of the PRC, arrangements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities and assess late payment interest and penalties. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment.

In the event that sellers of an entity we acquire failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay such taxes.

In the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in the PRC, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located in the PRC, the laws of the PRC will govern almost all of the material agreements relating to its operations, including any contractual arrangements through which we acquire control of target business as described above. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary of the PRC is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’ material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If, due to restrictions on foreign investment in local entities, we acquire a business through the use of contractual arrangements and the PRC government determines that such contractual arrangements do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations in the PRC change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

The PRC government currently prohibits or restricts foreign ownership in certain “important industries,” including telecommunications, food production and heavy equipment. Because of these restrictions, foreign investors often acquire control of local business through the use of contractual arrangements pursuant to which they effectively control the local business. There are uncertainties as to whether such contractual arrangements comply with the regulations prohibiting or restricting foreign ownership in certain industries. In addition, even if such arrangements are not in violation of current regulations, such regulations are subject to change in the future and may be broadened to further restrict ownership by foreign investors in new industries or of companies with “famous brand names” or “well-established brand names.”

If we or any of our potential future target businesses are found to be in violation of any existing or future local laws or regulations with respect to foreign investment in local entities (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited), the relevant regulatory authorities might have the discretion to:

•	revoke the business and operating licenses of the potential future target business;
•	confiscate relevant income and impose fines and other penalties;
•	discontinue or restrict the operations of the potential future target business;
•	require us or potential future target business to restructure the relevant ownership structure or operations;
•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in the relevant jurisdiction;
•	impose conditions or requirements with which we or potential future target business may not be able to comply; or
•	require us to discontinue a portion or all of our business.

The imposition of any of the above penalties could result in a material and adverse effect on our ability to conduct our business as well as our financial situation and we might be forced to relinquish our interests in operations.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in the PRC, all of our revenues will be generated through such operating business, and we would rely on payments made by the operating business to our wholly-owned subsidiary, pursuant to contractual arrangements to transfer any such revenues to us, or to our wholly-owned subsidiary. Any restriction on such payments and any increase in the amount of PRC taxes applicable to such payments may materially and adversely affect our business and our ability to pay dividends to our shareholders.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in the PRC, we would conduct substantially all of our operations through that operating business, which would generate all of our revenues. As that operating business would not be directly owned by us, it would not able to make dividend payments to us. Instead, we would have a wholly-owned subsidiary in China, which will enter into a number of contracts with operating business, pursuant to which the operating business would pay our wholly-owned subsidiary for certain services that the wholly-owned subsidiary would provide to the operating company. However, depending on the nature of services provided, certain of these payments are subject to PRC taxes at different rates, including business taxes and VAT, which effectively reduce the payments that our wholly-owned subsidiary may receive from the operating business. We cannot assure you that the PRC government will not impose restrictions on such payments or change the tax rates applicable to such payments. Any such restrictions on such payments or increases in the applicable tax rates may materially and adversely affect our ability to receive payments from the operating business or the amount of such payments, and may in turn materially and adversely affect our business, our net income and our ability to pay dividends to our shareholders.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency redemption. In the PRC, the State Administration of Foreign Exchange (“SAFE”) regulates the redemption of the Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Under the PRC laws, FIE refers to a company incorporated in China with investments from non-PRC enterprises, organizations or individuals. The “FIEs” include the Sino-foreign equity joint venture (“EJV”), Sino-foreign cooperative joint venture (“CJV”) and wholly foreign-owned enterprise (“WFOE”) as regulated respectively by the Sino-foreign Equity Joint Venture Law (1979), as amended, the Sino-foreign Cooperative Joint Venture Law (1988), as amended, and the Wholly Foreign-Owned Enterprise Law (1986), as amended. Both the EJV and CJV are established with investments from PRC enterprises, organizations or individuals and non-PRC enterprises, organizations or individuals. The WFOE is established with investments solely from non-PRC enterprises, organizations or individuals. Both the EJV and the WFOE are limited liability companies, and a CJV is also usually a limited liability company unless contractual parties determine otherwise. Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency redemption within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE, but such transactions are subject to the consent of banks which are authorized by the SAFE to review “current account” currency transactions, and it is possible that such banks would not consent to our making such payments. However, redemption of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. For example, we would require the approval of SAFE to pay off debt generated outside the PRC or to pay for capital expenditures outside the PRC. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the redemption by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

If relations between the United States and the PRC deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of relations with the United States are difficult to predict and could cause potential target businesses or their goods and services to become less attractive, resulting in it being less likely that we consummate a business combination. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and the PRC.

As a result of the M&A Rules, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On August 8, 2006, the PRC’s Ministry of Commerce (“MOFCOM”), together with several other government agencies, promulgated the Provision on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and was amended on June 22, 2009, to more effectively regulate foreign investment in PRC domestic enterprises. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming, complex and uncertain, including but not limited to, the requirement in some instances that the approval of MOFCOM be obtained in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Depending on the structure of the transaction, the M&A Rules will require the Chinese parties to make a series of applications and supplemental applications to the competent government agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the government agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and credit certification of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Moreover, acquisitions of Chinese domestic companies relating to “important industries” or affecting the national economic security or resulting in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by MOFCOM and other relevant agencies. The M&A Rules also require offshore special purpose vehicles, or SPVs, formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulation Commission prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

We are a blank check company formed to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination. Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in the PRC. When we evaluate a potential transaction in the PRC, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction. It is expected that compliance with the M&A Rules will be more time consuming than in the past, will be more costly and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, the potential transaction in the PRC may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process, to the extent such approval is required under PRC law, and may not be completed even if approved. In extreme cases, the authorities could suspend or revoke the business license of the Chinese entities and cause an unwinding of the transaction. If the transaction was unwound, the consideration paid to the target business might be returned to us and we would then be forced to either attempt to complete a new business combination if it was prior to 24 months (assuming the period in which we need to consummate a business combination has been extended, as provided in our Amended and Restated Memorandum and Articles of Association) from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders.

The M&A Rules set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The M&A Rules have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The M&A Rules require that in certain transaction structures, the consideration must be paid within strict time periods. Because the Chinese authorities have been unhappy with offshore flips which converted domestic companies into FIEs in order to take advantage of certain benefits, including reduced taxation, in the PRC, the M&A Rules require foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the M&A Rules will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited with respect to the acquisitions among related parties. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

Compliance with the PRC Antitrust Law may limit our ability to effect a business combination.

The PRC Antitrust Law was promulgated on August 30, 2007 and became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (i) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (ii) abuse of dominant market position by business operators; and (iii) concentration of business operators that may have the effect of precluding or impeding competition. The concentration of business operators refers to (i) merger with other business operators; (ii) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (iii) gaining control over other business operators through exerting influence on other business operators through contracts or other means. We are a blank check company formed to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 24 months (assuming the period in which we need to consummate a business combination has been extended, as provided in our Amended and Restated Memorandum and Articles of Association) from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination transaction, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

The MIIT issued regulations that regulate and limit ownership and investment in internet and other value-added telecommunications businesses in the PRC, which may limit the type of businesses we will be able to acquire.

On July 13, 2006, the PRC’s Ministry of Information Industry (now known as the Ministry of Industry and Information Technology, or MIIT), issued a notice with the purpose of increasing the regulation of foreign investment in and operations of value added telecom services which includes internet and telecommunications businesses in the PRC. The regulations require Chinese entities to own and control the following: (i) internet domain names, (ii) registered trademarks, and (iii) servers and other infrastructure equipment used to host and operate web-sites and conduct business. The ownership requirements functionally limit foreign direct and indirect ownership and control of the intellectual property of these businesses even when attempted through various parallel control, licensing, use and management agreements. It is anticipated that these regulations will be strictly enforced, and it is provided that such regulations apply retroactively and provide for audit procedures. The failure to comply may cause the MIIT to terminate a telecommunications license. Any anticipated foreign investment in such businesses will be subject to prior approval by the MIIT, and it is expected that approval for investment may not be easily obtained for foreign investment in these businesses unless in strict compliance. Therefore, investment by us in this sector may not be actively pursued because certain assets may not be acquirable and accounting consolidation may be restricted or not permitted.

The recent global economic and financial market crisis has had and may continue to have a negative effect on the economy of the PRC, and could impair our profitability following consummation of a business combination.

The recent global economic and financial market crisis has caused, among other things, a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, lower consumer and business spending, and lower consumer net worth, in the PRC and other parts of the world. This global economic and financial market crisis may impair our profitability following a business combination. In addition, the timing and nature of any recovery in the credit and financial markets remains uncertain, and there can be no assurance that market conditions will improve in the near future.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed, which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business likely to have its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. To the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The redemption of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, the PRC “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies and adopted a floating rate with respect to the Renminbi. Since July 21, 2005, the Renminbi has been pegged to a basket of currencies and permitted to fluctuate within a managed band. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

SAFE issued a public notice on October 21, 2005 titled “Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles,” or Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall modify its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity investment or creation of any security interest. Failure to comply with the above SAFE registration could result in liabilities under PRC laws for evasion of foreign exchange restrictions. For instance, PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to an offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into such PRC subsidiaries. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In connection with providing our shareholders with their redemption rights pursuant to our Amended and Restated Memorandum and Articles of Association in connection with a business combination, we will provide our public shareholders with a prospectus/proxy solicitation or tender offer materials which include information regarding a proposed target company substantially similar to that which would be required in accordance with requirements of United States Federal securities laws in connection with a proxy solicitation, including certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements that have been prepared with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business. It could also delay our preparation of our proxy materials or tender offer materials that we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If we consummate a business combination with a PRC subsidiary, our operating company in the PRC may be subject to restrictions on dividend payments.

If we consummate a business combination with a PRC subsidiary, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit an operating company in the PRC to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, an operating company as a wholly foreign-owned enterprise in the PRC will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if an operating company in the PRC incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

The PRC government has enacted a law on enterprise income tax, and as it implements this law the tax and fee benefits provided to foreign investors and companies to encourage development within the country may be reduced or removed, resulting in expenses which may impact margins and net income.

On March 16, 2007, the PRC’s National People’s Congress approved and promulgated the PRC Enterprise Income Tax Law (the “EIT Law”). The EIT Law took effect on January 1, 2008. Under the EIT Law, foreign investment enterprises, or FIEs, and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. On December 26, 2007, the PRC State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the EIT Law, the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, and 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the EIT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the EIT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment. If we consummate a business combination with a PRC subsidiary, any increase in our or such PRC subsidiary’s tax rate in the future could have a material adverse effect on our financial condition and results of operations.

If we consummate a business combination with a PRC subsidiary, we may be subject to Chinese corporate withholding taxes in respect of dividends we may receive following such business combination.

In accordance with the EIT Law and its implementing rules, dividends payable by a FIE to its foreign (non-PRC resident) investors that are non-resident enterprises will be subject to a 10% withholding tax if such foreign investors do not have any establishment or place of business within China or if the dividends payable have no connection with the establishment or place of business of such foreign investors within China, to the extent that the dividends are deemed China-sourced income, unless such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. As a result, following a business combination, any of our subsidiaries operating in China will be required to deduct Chinese withholding taxes from dividends distributed to us as the parent entity (unless we are deemed to be a PRC resident enterprise), meaning that we would have less funds to use in connection with our operations as the parent entity or for distribution to our shareholders.

If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, we may be subject to PRC income tax on our taxable global income.

Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign (non-PRC) company on a case-by-case basis.

If, following a business combination, the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. It is unclear whether dividends we receive from any subsidiaries operating in China will constitute dividends between “qualified resident enterprises” and would therefore qualify for tax exemption, because the definition of “qualified resident enterprises” is unclear and the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. If we are required to pay income tax on any dividends we receive from any subsidiaries operating in China, the amount of dividends we could pay to our shareholders would be materially reduced.

If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, dividends payable by us to our foreign (non-PRC resident) investors and any gain derived by them on the sale or transfer of our units, ordinary shares or warrants may be subject to taxes under PRC tax laws.

If, following a business combination, we are determined to be a resident enterprise under the EIT Law and dividends payable to (or gains realized by) investors that are not tax residents of the PRC (“non-resident investors”) are treated as income derived from sources within the PRC, then the dividends that non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of our units, ordinary shares or warrants should be subject to income tax under the PRC tax laws. Under the EIT Law and its implementing rules, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that are enterprises (but not individuals) which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the sale or transfer of our units, ordinary shares or warrants by such investors also would be subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC Individual Income Tax Law and its implementing rules, a 20% PRC withholding tax is applicable to dividends payable to non-resident investors who are individuals, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of our units, ordinary shares or warrants by such investors also would be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of gains that non-resident investors may realize from the sale or transfer of our units, ordinary shares or warrants (regardless of whether such gains would be regarded as income from sources within the PRC), but we would have an obligation to withhold PRC income tax at the applicable rate described above (subject to reduction by applicable tax treaties) on dividends that non-resident investors receive from us if such dividends are regarded as income derived from sources within the PRC. If we are required under the PRC tax laws to withhold PRC income tax on dividends payable to our non-resident investors, or if such investors are required to pay PRC income tax on the sale or transfer of our units, ordinary shares or warrants under the circumstances mentioned above, the value of their investment in our units, ordinary shares or warrants may be materially and adversely affected.

If any such PRC tax applies, a non-PRC resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction against such investor’s domestic taxable income or a foreign tax credit against such investor’s domestic income tax liability (subject to applicable conditions and limitations). Prospective investors should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	expectations regarding the involvement of our management following our initial business combination;
•	estimates regarding the operating expenses of our business before the consummation of our initial business combination and the beliefs that upon completion of the warrant offering and this offering, we will have sufficient funds to operate for the next 18 months, or 24 months pursuant to the automatic period extension, assuming that our initial business combination is not consummated during that time;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	our public securities’ potential liquidity and trading;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the warrant offering warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$16,500,000		$18,975,000
From warrant offering	925,000		925,000
Total gross proceeds	17,425,000		19,900,000
Offering expenses(1)
Underwriting discount payable at closing (3.5% of gross proceeds from offering)	$577,500	(2)	$664,125	(2)
Legal fees and expenses (including blue sky services and expenses)	150,000		150,000
Printing and engraving expenses	30,000		30,000
Accounting fees and expenses	35,000		35,000
FINRA filing fee	4,000		4,000
SEC registration fee	3,000		3,000
Miscellaneous expenses	28,000		28,000
Total Offering Expenses	$827,500		$914,125
Net Proceeds
Total held in trust	$16,447,500		$18,835,875
Not held in trust	150,000		150,000
Total net proceeds	$16,597,500		$18,985,875

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)

Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$150,000	$150,000
Fees for office space, administrative services and secretarial support	$180,000	$180,000
Due diligence of prospective target businesses by officers, directors and initial shareholders	$50,000	$50,000
Legal and accounting fees relating to SEC reporting obligations	$70,000	$70,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	$100,000	$100,000
Total	$550,000	$550,000

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees, have been paid from the funds we received from our initial shareholders described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the warrant offering warrants.
(3)	The amount of proceeds not held in trust will remain constant at $150,000 even if the over-allotment is exercised. In addition, interest income earned on the amounts held in the trust account will be available to us to pay for our tax obligations and our working capital requirements. We anticipate funding the balance of our expenses through interest income earned on the funds held in the trust account (net of taxes due), entering into contingent fee arrangements with our vendors and/or additional shareholder loans. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds we expect to be available to us immediately following the offering, plus approximately $400,000 of interest on the funds held in the trust account.

Simultaneously with the consummation of the initial public offering of our units we are offering 2,642,856 warrant offering warrants, for an aggregate purchase price of $924,999.60. Our directors have indicated that they may purchase the 1,500,000 insider warrants. Additionally, EarlyBirdCapital, Inc., the underwriter for this offering, has indicated that it may purchase 450,000 EBC/third party warrants, for an aggregate purchase price of $157,500. A group of three third party purchasers who are unaffiliated with us and with the underwriter has also indicated that they may purchase an aggregate of 692,856 EBC/third party warrants, for an aggregate purchase price of approximately $242,500. We have not yet entered into a definitive agreement with any purchasers, including our directors, the underwriter for this offering, or the third party purchasers, with respect to the purchase of the warrant offering warrants. We will not close the public offering unless we simultaneously close the warrant offering, and vice versa. We will not pay any discounts or commissions with respect to the purchase of the warrant offering warrants. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$16,447,500, or $18,835,875 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $925,000 we will receive from the sale of the warrant offering warrants, will be placed in a trust account at J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to any interest income that may be released to us (i) that we may need to pay our income or other tax obligations and (ii) any remaining interest that we need for working capital requirements, the proceeds will not be released from the trust account until the earlier of (i) the completion of a business combination and (ii) the liquidation of the trust account if we have not completed a business combination within the required time period. Notwithstanding the foregoing, there can be released to us from the trust account amounts necessary to purchase up to 50% of the subunits sold in this offering (1,375,000 subunits, or 1,581,250 subunits if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce an initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the subunits to be purchased by us at $5.70 per subunit during the purchase period until the maximum number of subunits have been purchased. Purchasers of our units in this offering who subsequently sell their subunits in the open market while the 10b5-1 plan is in effect with a limit order for the public subunits to be purchased by us at $5.70 per subunit will obtain a lower purchase price per subunit than they could receive upon redemption of such subunit. It is intended that purchases under the 10b5-1 plan will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases will not actually be effectuated under Rule 10b-18). The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

In addition, we have agreed to pay EarlyBirdCapital, Inc. a fee equal to $600,000 upon consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business).

We have agreed to pay to Ray Shi Capital Group, LLC a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account. This arrangement was agreed to by Ray Shi Capital Group, LLC for our benefit and is not intended to provide Ray Shi Capital Group, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Ray Shi Capital Group, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time period, we will cease paying these monthly fees.

Other than this $7,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial shareholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $150,000. In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for a business combination. We intend to use the excess working capital available for miscellaneous expenses for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders in connection with activities on our behalf as described below. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including the fee equal to $600,000 payable to EarlyBirdCapital upon consummation of the business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business). To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Our initial shareholders have advanced to us $50,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only (i) in the event of our liquidation, (ii) if that public shareholder redeems his subunits for cash in connection with a business combination which we consummate or (iii) if that public shareholder sells his subunits to us prior to the consummation of a business combination as described elsewhere in this prospectus. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. As a result of an increase in the size of the offering pursuant to Rule 462(b) under the Securities Act, on February 18, 2011, we effected a 1.10-for-1 stock split in the form of a stock dividend in order to maintain our initial shareholders’ ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the warrant offering warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the warrant offering warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At October 6, 2010, our net tangible book value was a deficiency of $33,370, or approximately $(0.05) per share. After giving effect to the sale of 2,750,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the warrant offering warrants our pro forma net tangible book value at October 6, 2010 would have been $5,653,333 or $3.52 per share, representing an immediate increase in net tangible book value of $3.57 per share to the initial shareholders and an immediate dilution of 41% per share or $2.48 to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $10,963,897 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public shareholders (but not our initial shareholders) may result in the redemption for cash of up to one share less than 66.66% of the aggregate number of the subunits sold in this offering that sought redemption. However, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the warrant offering warrants:

Public offering price	$		6.00
Net tangible book value before this offering		$(0.05)
Increase attributable to new investors and private sales		3.57
Pro forma net tangible book value after this offering			3.52
Dilution to new investors			2.48
Percentage of dilution to new investors			41%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial Shareholders	687,500	(1)	20.0%	$25,000	00.15%	$0.04
New Investors	2,750,000		80.0%	16,500,000	99.85%	$6.00
	3,437,500		100.0%	16,525,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 103,125 ordinary shares have been forfeited by our initial shareholders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(33,370)
Proceeds from this offering and warrant offering	16,597,500
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	53,000
Plus: Proceeds from the sale of option to the underwriter	100
Less: Proceeds held in trust subject to redemption for cash	$(10,963,897)
$5,653,333
Denominator:
Ordinary shares outstanding prior to this offering	687,500
Ordinary shares included in the units offered	2,750,000
Less: Shares included in subunits subject to redemption (one subunit less than 2,750,000 × 66.66%)	(1,833,149)
1,604,351

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 103,125 ordinary shares have been forfeited by our initial shareholders as a result thereof. Also assumes the redemption of up to one subunit less than 66.66% of the subunits sold in this offering and no repurchases by us of any subunits.

CAPITALIZATION

The following table sets forth our capitalization at October 6, 2010 and as adjusted to give effect to the sale of our units and the warrant offering warrants and the application of the estimated net proceeds derived from the sale of our units and the warrant offering warrants:

	October 6, 2010
	Actual	As Adjusted(1)
	(Restated)(2)	(Unaudited)
Notes payable to shareholders	$50,000
Ordinary Shares, $0.001 par value, -0- and 1,833,149 shares which are included in subunits subject to possible redemption, at redemption value	—	$10,963,897
Shareholders’ equity:
Ordinary Shares, $0.001 par value, 50,000,000 shares authorized; 790,625 shares issued and outstanding, actual; 3,437,500 shares issued and outstanding (including 1,833,149 shares included in subunits subject to possible redemption), as adjusted	791	1,604
Additional paid-in capital	24,209	5,657,099
Deficit accumulated during the development stage	(5,370)	(5,370)
Total shareholders’ equity:	19,630	5,653,333
Total capitalization	$69,630	$16,617,230

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 103,125 ordinary shares have been forfeited by our initial shareholders as a result thereof. Also assumes the redemption of up to one subunit less than 66.66% of the subunits sold in this offering and no repurchases by us of any subunits.
(2)	Effective February 18, 2011, our Board of Directors authorized a stock dividend of 0.1 ordinary shares for each outstanding ordinary share. All references to the number of ordinary shares have been retroactively restated to reflect this transaction.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on September 3, 2010 to serve as a vehicle to acquire, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating businesses through contractual arrangements. Although we are not limited to a particular geographic region or industry, we intend to focus on acquiring an operating business with its primary operations located in the PRC. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Immediately after this offering, we will begin paying monthly fees of $7,500 to Ray Shi Capital Group, LLC for general and administrative services and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $250,000 and underwriting discounts of $577,500, or $664,125 if the underwriter’s over-allotment option is exercised in full, will be approximately $15,522,500, or $17,910,875 if the underwriter’s over-allotment option is exercised in full. Accordingly, $15,522,500, or $17,910,875 if the underwriter’s over-allotment option is exercised in full, plus the $925,000 we will receive from the sale of the warrant offering warrants, will be held in trust and the remaining $150,000 in either event will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including $600,000 payable to EarlyBirdCapital upon consummation of an initial business combination for acting as our non-exclusive investment banker for structuring and negotiating our business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $150,000 of net proceeds not held in the trust account plus the interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 24 months. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$150,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$50,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;
•	$70,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$100,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums; and
•	$180,000 for office space, administrative services and secretarial support.

Pursuant to our Amended and Restated Memorandum and Articles of Association, there can be released to us from the trust account amounts necessary to purchase up to 50% of the subunits sold in this offering (1,375,000 subunits, or 1,581,250 subunits if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce an initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the public subunits to be purchased by us at $5.70 per subunit during the purchase period until the maximum number of subunits have been purchased. Purchasers of our units in this offering who subsequently sell their subunits in the open market while the 10b5-1 plan is in effect with a limit order for the public subunits to be purchased by us at $5.70 per subunit will obtain a lower purchase price per subunit than they could receive upon redemption of such subunit. It is intended that purchases under the 10b5-1 plan will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases will not actually be effectuated under Rule 10b-18). All subunits purchased by us pursuant to the foregoing will be immediately cancelled. If we make such purchases, we (i) would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post business combination, or (iii) it could result in our failure to consummate an initial business combination. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

In the event that we fail to consummate a business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012 or until February 25, 2013 if a definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not been consummated within such 18 month period, our corporate existence will automatically cease and we will liquidate the trust account.

Working Capital Loan

As of the date of this prospectus, our initial shareholders advanced an aggregate of $50,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

Controls and Procedures

We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending March 31, 2012.

We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business combination. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business’s internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative And Qualitative Disclosures About Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no material exposure to interest rate risk.

Related Party Transactions

Our directors have indicated that they may purchase 1,500,000 insider warrants at $0.35 per warrant for a total of approximately $525,000.

We are obligated, commencing on the date of this prospectus, to pay an affiliate of the Company a monthly fee of $7,500 for up to 24 months for office space and general administrative services.

Our initial shareholders have made a $50,000 loan to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

We have agreed to indemnify our officers and directors against certain liabilities and expenses.

Off-Balance Sheet Arrangements; Commitments And Contractual Obligations; Quarterly Results

As of October 6, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the Cayman Islands on September 3, 2010 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation from the Cayman Islands government for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by obtaining a tax undertaking from the Cayman Islands government.

Pursuant to our Amended and Restated Memorandum and Articles of Association, we were formed with the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating businesses through contractual arrangements. Although we are not limited to a particular geographic region or industry, we intend to focus on acquiring an operating business with its primary operations located in the PRC.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our Amended and Restated Memorandum and Articles of Association also provide that our corporate existence will cease and we will liquidate the trust account and distribute the funds included therein to our shareholders if we do not consummate our business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012 or by February 25, 2013 if we have executed a definitive agreement for a business combination within 18 months from the consummation of this offering and a business combination has not been completed in such 18-month period. If we enter into a definitive agreement for a business combination within 18 months from the consummation of this offering, we will issue a press release and file a Current Report on Form 8-K announcing the definitive agreement and indicating that the period to complete a business combination will be extended if a business combination is not completed within such 18 month period. If the time period to complete a business combination is extended, we would be permitted to enter into and consummate any business combination, even if not the transaction that provided us with the extension, provided that such business combination that could be completed by February 25, 2013.

Our management team, consultants and advisors represent a mix of entrepreneurs and investment and financial professionals with extensive operating and transactional experience. We believe that the combination of their backgrounds and networks will provide us with access to unique opportunities to effect a transaction. However, if we decide to complete a business combination with a target business that operates in a field outside of the expertise of our officers and directors, we cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Use of Contractual Arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, food production, and heavy equipment manufacturers. The PRC government may apply these restrictions in other industries in the future. In the PRC, however, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by residents of the jurisdiction of the target company whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in the jurisdiction of the target company which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide:

•	Our exercise of effective control over the target company;
•	A substantial portion of the economic benefits of the target company would be transferred to us; and
•	Us, or our designee, with an exclusive option to purchase all or part of the equity interests in the target company owned by the residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by regulations of the target company’s jurisdiction.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under law and regulation of the PRC. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under law of the PRC, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by the law of the PRC and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in such jurisdiction. Accordingly, these contracts would be interpreted in accordance with the laws of the PRC and any disputes would be resolved in accordance with the PRC’s legal procedures. Uncertainties in the legal system of the PRC could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Governmental Regulations

Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in the PRC is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, the PRC’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the SAFE is obtained. FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be an FIE as a result of our ownership structure. With such registration certificates, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency transaction within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE, but such transactions are subject to the consent of banks which are authorized by the SAFE to review “current account” currency transactions, and it is possible that such banks would not consent to our making such payments. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. For example, we would require the approval of SAFE to pay off debt of the FIE, generated outside the PRC or to pay for capital expenditures of the FIE outside the PRC. The requirements to obtain prior approval or consents may delay or impair our ability to operate following a business combination.

On October 21, 2005, SAFE issued a public notice named Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles, or the Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall modify its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity investment or creation of any security interest. To further clarify the implementation of Circular 75, SAFE issued Circular 106 on May 29, 2007. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing in a timely manner of SAFE registrations by the offshore holding company’s shareholders who are PRC residents. If these shareholders fail to comply, the PRC subsidiaries can report to the local SAFE authorities to be exempted from liabilities. Failure to comply with the above SAFE registration requirements, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

For risks related to the aforementioned regulations relating to foreign exchange controls, see “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.” and “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.”

Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress approved and promulgated the EIT Law. The EIT Law took effect on January 1, 2008. Under the EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the EIT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the EIT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment. If we consummate a business combination with a PRC subsidiary, any increase in our or such PRC subsidiary’s tax rate in the future could have a material adverse effect on our financial condition and results of operations. For risks related to the aforementioned regulations relating to taxation, see “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — The PRC government has enacted a law on enterprise income tax, and as it implements this law the tax and fee benefits provided to foreign investors and companies to encourage development within the country may be reduced or removed, resulting in expenses which may impact margins and net income;” “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — If we consummate a business combination with a PRC subsidiary, we may be subject to Chinese corporate withholding taxes in respect of dividends we may receive following such business combination;” “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, we may be subject to PRC income tax on our taxable global income;” and “Risk Factors —  Risks associated with acquiring and operating a target business in the PRC — If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, dividends payable by us to our foreign (non-PRC resident) investors and any gain derived by them on the sale or transfer of our units, ordinary shares or warrants may be subject to taxes under PRC tax laws.”

Regulation of Dividend Distribution

The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

The Sino-foreign Equity Joint Venture Law (1979), as amended;

The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

The Sino-foreign Cooperative Joint Venture Law (1988), as amended;

The Detailed Rules for the Implementation of the Sino-foreign Cooperative Joint Venture Law (1995), as amended;

The Wholly Foreign-Owned Enterprise Law (1986), as amended; and

The Regulations of Implementation of the Wholly Foreign-Owned Enterprise Law (1990), as amended.

We may be a foreign investment enterprise following the business combination. Following a business combination, we will likely be a foreign-invested enterprise as a result of our ownership structure. Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

On August 8, 2006, MOFCOM, together with several other government agencies, promulgated the Provision on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and was amended on June 22, 2009, to more effectively regulate foreign investment in PRC domestic enterprises. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming, complex and uncertain, including but without limitations, the requirement in some instances that the approval of MOFCOM be obtained in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Depending on the structure of the transaction, the M&A Rules will require the Chinese parties to make a series of applications and supplemental applications to the competent government agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the government agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and credit certification of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Moreover, acquisitions of Chinese domestic companies relating to “important industries” or affecting the national economic security or resulting in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by MOFCOM and other relevant agencies. The M&A Rules also require offshore special purpose vehicles, or SPVs, formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulation Commission prior to the listing and trading of such SPV’s securities on an overseas stock exchange. For risks related to the M&A Rules, see “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — As a result of the M&A Rules, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.” and “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.''

Contractual Arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, food production, and heavy equipment manufacturers. The PRC may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by Chinese residents whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of effective control over the target company;
•	A substantial portion of the economic benefits of the target company would be transferred to us; and
•	We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company owned by the Chinese residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by Chinese regulations.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination. We would obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Effecting a Business Combination

General

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law and our target business is not required to have a minimum value. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination. Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem their subunits for cash in connection with our initial business combination. However, any shareholder redeeming its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration.

The manner in which we allow public shareholders to redeem their subunits will depend on the structure of the transaction. We intend to structure our initial business combination and shareholder redemption rights in one of the following ways:

•	Shareholder Vote: If we structure the business combination as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of a business combination, we would be subject to the proxy rules promulgated under the Exchange Act and as a result would prepare a proxy statement for distribution to our shareholders within the time period set forth in our Amended and Restated Memorandum and Articles of Association and would hold a shareholder vote. Public shareholders voting on the proposed business combination will be entitled to redeem their subunits as described below. This redemption right is only available to public shareholders. Our initial shareholders have agreed not to seek redemption of any subunits owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares included in subunits acquired in this offering or in the aftermarket, in favor of such proposed business combination.
•	Pre-Business Combination Tender Offer: We may structure the business combination as an acquisition that does not require shareholder approval. Prior to the consummation of such a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act and our public shareholders will have the right to redeem their subunits as described below. The tender offer documents will include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations soliciting shareholder votes to approve the business combination, and the closing of the business combination will be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed not to tender any subunits they own in such tender offer.

How we structure our business combination will depend on a variety of factors, including the legal requirement to have a shareholder vote, the anticipated speed with which either process may be completed and the desires of the target business.

Additionally, if holders of shares included in subunits sold in this offering indicate an intention to vote against a proposed business combination and/or seek redemption of their subunits for cash, we may negotiate arrangements to provide for the purchase of such subunits at the closing of such business combination using funds held in the trust account. We will only enter into such an arrangement at times prior to the shareholder vote, when a public shareholder would still have the ability to change his, her or its vote. Although we do not intend to pay a premium for subunits purchased in connection with any arrangement described above, in the event that we do determine to pay a premium for such subunits, we will only do so if our board of directors determines that it is in the best interests of our securityholders. Although the remaining securityholders would experience a reduction in book value per subunit compared to what the book value would have been if the subunits had been tendered, it is possible that the board may determine that the value to the remaining shareholders would outweigh such reduction in book value per subunit. In the event that we were to purchase subunits pursuant to an arrangement described above, we would disclose the terms of such arrangements in a press release and/or on a Current Report on Form 8-K on the next business day after the date of the transaction, and, to the extent possible, at least two business days prior to the vote on the business combination (or the completion of the tender offer). If, however, we are coming to a deadline that cannot be moved (for example, the end of our existence or the drop-dead date in a business combination), we may not be able to release such information publicly two business days prior to the business combination and still complete the business combination, and such lesser period of time may not provide sufficient time for a securityholder to elect to redeem its securities or change its vote with respect to the business combination. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (i) the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and (ii) that holders of fewer than 66.66% of the total number of subunits sold in this offering demand redemption of their subunits into cash, regardless of whether they are voting for or against the proposed business combination, where it appears that such requirements would otherwise not be met. All shares included in the subunits purchased pursuant to such arrangements would be voted in favor of the proposed business combination by the holders and then sold to us at the closing of the transaction and immediately cancelled. The funds in our trust account that are so used will not be available to us after the consummation of the business combination and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Nevertheless, we believe entering into these types of transactions would still be in our remaining shareholders’ best interests because the transaction would be able to be completed when such remaining shareholders favored the transaction.

Shareholder approval of a business combination would normally only be required where the business combination involved (a) a statutory merger of our company with another company or (b) a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (c) amendments to our memorandum and articles of association, (d) a change in the par value of our shares, or (e) a change in the amount of our authorized share capital. A merger of a wholly-owned subsidiary of our company with another company would not normally require shareholders approval under our Amended and Restated Memorandum and Articles of Association or the Cayman Companies Law.

Under the Companies Law:

•	a statutory merger would require approval by (a) a shareholder resolution by majority in number representing 75% in value of the shareholders voting together as one class; and (b) if the shares to be issued to each shareholder in the consolidated or surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class;
•	a scheme of arrangement would require approval by a majority in number representing 75% in value of the members or class of members present and voting either in person or by proxy at the meeting convened to consider the same. It is also subject to subsequent approval by the grand Court in the Cayman Islands; and
•	amendments to the memorandum and articles of association would require a special resolution, being one passed by a majority of not less than two-thirds (or such greater number as specified in the articles of association) of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.”

We are not presently engaged in, and we will not engage in for an indefinite period of time following this offering, any substantive commercial business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally towards effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

Although we do not have a current intention to do so, in connection with a business combination and pursuant to agreements entered into with our target business, it is possible that we could be required to hold a vote of our warrant holders to amend the provisions of the warrants or for warrant holders to receive cash or other consideration in lieu of retaining a warrant. The provisions of the warrants that we might seek to amend could include, among other things, an increase in the exercise price of the warrants, a reduction in the exercise period of the warrants and/or the circumstances under which we would have the right to redeem the warrants. Although we cannot say definitively how we would value the warrants, in determining the amount of cash or other consideration to be received by warrant holders in lieu of retaining a warrant, we would look at one or more of the following valuation methods, including, but not limited to, the exercise price of the warrant, the trading price of the warrant, the trading price of the security underlying the warrant, as well as a financial analysis, such as following Black-Scholes. Whether such a vote occurs will depend on the requirements of the target business.

We Have Not Identified a Target Business or Target Industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. None of our officers, directors, special advisors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since this prospectus is publicly available and know that we are searching for target businesses. Our officers and directors, as well as their affiliates and network of entrepreneurs, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, but will retain advisors as they deem necessary to assist them in their due diligence efforts. If we become aware of a potential business combination outside of the industries which our officers and directors have their most extensive experience, it is more likely that they would retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination, although we are not required to do so and may determine that our management is able to make its own determinations based on its collective business experience. In no event, however, will any of our existing officers, directors or shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us or a target business prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we would do so only if we obtained an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. Additionally, we do not anticipate (i) acquiring an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of our officers or directors or (iii) entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business. However, if we determine to enter into such a transaction, we are required to obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged EarlyBirdCapital, the underwriter for this offering, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms. We anticipate that these services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. In consideration for these services, we will pay EarlyBirdCapital a cash fee at the closing of our business combination equal to $600,000.

Lack of Business Diversification

We expect that, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business due to the complications associated with acquiring multiple businesses, as discussed further below. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each seller to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

It is likely that we will seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Due diligence on private companies

In evaluating a target business, we intend to conduct extensive due diligence on such target business. We intend to conduct background checks by engaging a third-party who will, among other things, run background checks on the management of such target business, conduct anonymous site visits and hold anonymous interviews with employees of the target business. We also plan to hire a law firm in the PRC to conduct legal due diligence through which we intend to confirm, among other things, that the target business holds all required business licenses, owns the rights to all intellectual property necessary for conducting its business, is in compliance with all applicable laws, including environmental and labor laws. Finally, we intend to conduct financial and business due diligence on the target business, through which we will verify the target business’ financial results, conduct calls with customers, suppliers and competitors of the target business and also intend to speak to recognized industry leaders about their experience with the target business. In addition, we also intend to inquire as to whether any of the target business’ employees are knowledgeable about U.S. GAAP and SEC rules and regulations, and, if sufficient personnel are not employed by the target business, we intend to require the target business to hire qualified personnel.

Regulations Relating to Use of Proceeds from Liquidation

Under PRC law, when the FIE liquidates in order for a FIE to distribute to its offshore shareholders the proceeds from the liquidation of its assets, it must obtain prior approval from MOFCOM and SAFE. In addtion, the FIE will be required to deregister certain certificates and licenses with tax and other authorities prior to the distribution of the liquidation proceeds. The process to obtain all the necessary approvals for an FIE to liquidate and distribute the proceeds generally takes approximately one year, although it could be longer.

Limited resources and significant competition for business combinations

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, because we must obtain shareholder approval of a business combination, this may delay the consummation of a transaction, while our obligation to redeem for cash the ordinary shares held by public shareholders who elect redemption may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will automatically liquidate.

Shareholders May Not Have the Ability to Approve a Business Combination

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law and our target business is not required to have a minimum value. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination.

The manner in which we allow public shareholders to redeem their subunits will depend on the structure of the transaction. We intend to structure our initial business combination and shareholder redemption rights in one of the following ways: (i) holding a shareholder vote to approve a proposed business combination or (ii) commencing a pre-business combination tender offer.

We will consummate our initial business combination only if public shareholders holding less than 66.66% of our subunits (or 70.88% if the over-allotment option is exercised in full), elect to redeem their subunits for cash in connection with either a shareholder vote or a tender offer and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares are voted in favor of the business combination. However, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination. Depending on the number of subunits that are redeemed in connection with our initial business combination, we may have very little money in our trust account with which to consummate our initial business combination, which may result in our having to obtain additional financing to consummate our initial business combination, result in less money being available for use as working capital post business combination, or result in our failure to consummate an initial business combination.

Permitted Purchases of our Securities

Prior to the consummation of a business combination, there can be released to us from the trust account amounts necessary to purchase up to 50% of the subunits sold in this offering (1,375,000 subunits, or 1,581,250 subunits if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce an initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the public subunits to be purchased by us at $5.70 per subunit during the purchase period until the maximum number of subunits have been purchased. Purchasers of our units in this offering who subsequently sell their subunits in the open market while the 10b5-1 plan is in effect with a limit order for the public subunits to be purchased by us at $5.70 per subunit will obtain a lower purchase price per subunit than they could receive upon redemption of such subunit. It is intended that purchases under the 10b5-1 plan will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases will not actually be effectuated under Rule 10b-18). All subunits purchased by us will be immediately cancelled.

The foregoing may have the effect of making it easier for us to complete our initial business combination because there would be fewer shares outstanding following such purchases and therefore the number of shares that would be required to be voted (if a shareholder vote were held) in favor of any potential business combination for such transaction to be approved would be reduced. Additionally, because the subunits which may be purchased by us in open market transactions will be purchased at prices no greater than $5.70 per subunit and $5.70 per subunit is less than the $5.98 per subunit we are initially holding in trust, shareholders who vote in favor of a proposed business combination and seek redemption or who submit their subunits for redemption in connection with a tender offer will receive a pro rata share of the difference between $5.98 and the purchase price we paid for the subunits we purchase in such open market transactions. However, if we made such purchases, (i) we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing, (ii) it would result in less money being available for use as working capital post business combination, or (iii) it could result in our failure to consummate an initial business combination. Each of the foregoing may have the effect of reducing the number and quality of potential target businesses.

The following chart illustrates how the purchase of subunits will impact the redemption threshold:

Units sold in IPO			2,750,000
Founder shares			687,500
Total shares outstanding			3,437,500
Assumed subunits repurchased in aftermarket (as a percent of subunits issued in this offering)	0.0%	10.0%	20.0%	30.0%	40.0%	50.0%
Subunits repurchased	0	275,000	550,000	825,000	1,100,000	1,375,000
Remaining subunits	2,750,000	2,475,000	2,200,000	1,925,000	1,650,000	1,375,000
Funds held in trust			$16,447,500
Funds expended on subunit repurchases (assuming a repurchase price of $5.70 per subunit)	$0	$1,567,500	$3,135,000	$4,702,500	$6,270,000	$7,837,500
Remaining funds held in trust	$16,447,500	$14,880,000	$13,312,500	$11,745,000	$10,177,500	$8,610,000
Redemption threshold	1,833,149	1,571,065	1,308,981	1,046,897	784,813	522,729
Redemption threshold percentage of subunits issued in this offering	66.66%	57.13%	47.60%	38.07%	28.54%	19.01%
Funds expended on redemption	$10,963,897	$9,396,397	$7,828,897	$6,261,397	$4,693,897	$3,126,397
Remaining funds	$5,483,603	$5,483,603	$5,483,603	$5,483,603	$5,483,603	$5,483,603

Redemption Rights

Pursuant to our Amended and Restated Memorandum and Articles of Association, if we structure the business combination as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of a business combination, shareholders voting against a proposed business combination will be entitled to redeem their subunits for a pro rata share of the trust account up to a maximum of $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full). Public shareholders who vote for the proposed business combination will be entitled to redeem their subunits for a full pro rata share of the trust account (initially anticipated to be no less than $5.98 per subunit, or $5.96 per subunit if the over-allotment option is exercised in full), plus any interest then held in the trust account, if the business combination is consummated. However, any shareholder redeeming its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration. Accordingly, if we seek shareholder approval, redeeming shareholders voting against the proposed business combination will receive less consideration for their redeemed subunits than redeeming shareholders who vote in favor of the business combination to the extent that the full net pro rata portion of the trust account exceeds $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full).

Alternatively, our Amended and Restated Memorandum and Articles of Association further provide that if we structure the transaction as a pre-business combination tender offer, shareholders will be entitled to tender their subunits for a full pro rata share of the trust account (initially anticipated to be $5.98 per subunit or $5.96 per subunit if the over-allotment option is exercised in full), plus any interest then held in the trust account, if the business combination is consummated. However, any shareholder tendering its subunits will forfeit the one-half of a warrant included in such subunit, without the payment of any additional consideration.

We view the foregoing requirements as obligations to our shareholders and will not take any action to amend or waive these provisions in our Amended and Restated Memorandum and Articles of Association.

Furthermore, public shareholders who redeem their subunits for their pro rata share of the trust account will continue to have the right to exercise any warrants held by them which are not included in a subunit, but will automatically forfeit the warrants included in the redeemed subunits. This is different than other similarly structured blank check companies where a redeeming shareholder is able to keep any warrants he may still hold, whether included in a unit or held separately. Ordinary shares alone will not be entitled to receive the redemption amount. Accordingly, investors may have a disincentive to exercise the redemption rights because they will automatically forfeit, without the receipt of any additional consideration, the portion of the warrant included in the subunit.

We will consummate our initial business combination only if public shareholders holding less than 66.66% of our subunits (or 70.88% if the over-allotment option is exercised in full) elect to redeem their subunits for cash. However, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination. The 66.66% (or 70.88%) redemption threshold is different from the redemption thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business combination.

Our initial shareholders will not have redemption rights with respect to any subunits owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such subunits if appraisal rights would be available to them).

Submission of Our Initial Business Combination to a Shareholder Vote

In the event that we seek shareholder approval of our business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least two business days prior to such record date. Pursuant to Section 59 of our Amended and Restated Memorandum and Articles of Association, we will provide our shareholders with a minimum of 10 days notice of a meeting (which is more than the 5 days notice required by Cayman Islands law).

In connection with the vote required for any business combination, our initial shareholders, including all of our officers and directors, have agreed to vote their respective initial shares in favor of the proposed business combination. In addition, our initial shareholders, including all of our officers and directors, have also agreed to vote any shares included in units or subunits purchased privately, purchased in this offering or purchased following this offering in the aftermarket in favor of the proposed business combination. We will proceed with the business combination only if holders of a majority of the outstanding shares are voted in favor of the business combination and public shareholders owning less than 66.66% of the subunits sold in this offering exercise their redemption rights. However, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination.

Limitations on Redemption and Voting Rights Upon Consummation of a Business Combination if a Meeting is Held to Approve Business Combination

Our Amended and Restated Memorandum and Articles of Association provides that if we hold a meeting to approve a proposed business combination, any public shareholder that has redemption rights, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of Exchange Act), will be restricted from (i) seeking redemption rights with respect to an aggregate of more than 10% of the subunits sold in this offering (but only with respect to the amount over 10% of the subunits sold in this offering) and (ii) voting with respect to an aggregate of more than 10% of the shares included in the subunits sold in this offering. A group will be deemed to exist if (i) persons file or would be required to file a Schedule 13D or 13G indicating the presence of a group, or (ii) persons acknowledge to us, or otherwise make it known, that they are acting, or intend to act, as a group. We believe this restriction will discourage shareholders from accumulating large blocks of subunits in an attempt by such holders to use their redemption right as a means to force us or our management to purchase their subunits at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10% of the subunits sold in this offering could seek redemption, regardless of the merits of the transaction, if such holder’s subunits are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our shareholders’ ability to cause us to redeem the subunits sold in this offering per shareholder or group, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, this limitation also makes it easier for us to complete a business combination which is opposed by significant public shareholders.

In connection with a shareholder vote, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their subunit certificates to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit Withdrawal At Custodian) System, at the holder’s option, no later than the business day immediately preceding the consummation of the proposed business combination. The proxy solicitation materials that we will furnish to shareholders in connection with any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy materials through the business day immediately preceding the consummation of the business combination to tender his subunits if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether he is a record holder or his subunits are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his subunits through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require shareholders to deliver their certificate prior to the vote if we give shareholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the subunits or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their subunits prior to the meeting — the need to deliver subunits is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for redemption, once made, may be withdrawn at any time up to the business day prior to the consummation of the proposed business combination, unless the proxy materials specify a different date. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the meeting date not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their subunits who elect redemption will be distributed within 10 business days after completion of a business combination. Public shareholders who redeem their subunits into their share of the trust account still have the right to exercise any warrants they still hold outside of such subunit but will forfeit, without the receipt of any additional consideration, the portion of the warrant included in the subunit. Accordingly, an investor may have a disincentive to exercise redemption rights due to the loss of such portion of the warrants.

If our business combination is not consummated, we may continue to try to consummate a business combination with a different target until 24 months (assuming the period in which we need to consummate a business combination has been extended, as provided in our Amended and Restated Memorandum and Articles of Association) from the date of this prospectus. If the initial business combination is not consummated for any reason, then public shareholders who exercised their redemption rights would not be entitled to redeem their subunits into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination is consummated.

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

Our Amended and Restated Memorandum and Articles of Association provides that we will continue in existence only until August 25, 2012 or February 25, 2013 if the period to complete our business combination has been extended. If we have not completed a business combination by such date, it will trigger our automatic dissolution. This has the same effect as if our board of directors and shareholders had formally voted to approve our winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life by August 25, 2012 or February 25, 2013 if the period to complete our business combination has been extended as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time. As mentioned above, under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution. We anticipate notifying the trustee of the trust account to begin liquidating the trust account promptly after the expiration of such 21-day period and anticipate it will take no more than 10 business days to effectuate the distribution of the assets thereof to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, our initial shareholders have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have contractually agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be as follows:

•	If we have not presented to public shareholders a proposed business combination by such time period, public shareholders shall be entitled to receive a full pro rata share of the trust account (which amount is initially anticipated to be approximately $5.98 per subunit, or $5.96 per subunit if the over-allotment option is exercised in full).

•	If, and only if, prior to liquidation, we hold a shareholder vote to approve a proposed business combination and such proposed business combination ultimately was not approved, the public shareholders that voted against the last proposed business combination before liquidation or did not vote on such business combination shall be entitled to receive only a pro rata share of the trust account up to a maximum of $6.00 per subunit, and those public shareholders who voted for the proposed business combination and continued to hold their shares until liquidation shall be entitled to receive a full pro rata share of the trust account (which amount is initially anticipated to be approximately $5.98 per subunit, or $5.96 per subunit if the over-allotment option is exercised in full).

Accordingly, if we seek shareholder approval prior to liquidating the trust and fail to complete a business combination within the required time periods, shareholders who do not vote or who vote against the proposed business combination will receive less consideration for their subunits than shareholders who vote in favor of the business combination to the extent that the full net pro rata portion of the trust account exceeds $5.98 per subunit (or $5.96 per subunit if the over-allotment option is exercised in full).

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Each of our initial shareholders have contractually agreed that if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $5.98 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, our initial shareholders would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of our initial shareholders to pay such claim would be if the party executed a valid and binding waiver agreement enforceable under law. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so. Furthermore, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Furthermore, as our board cannot waive these indemnification obligations because it would be a breach of their fiduciary obligations, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Accordingly, although such agreements are legally binding obligations on the part of our initial shareholders, as such individuals are residents of jurisdictions other than the Cayman Islands, we may have difficulty enforcing our rights under such agreements. Therefore, the actual per-share liquidation price could be less than $5.98, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our automatic dissolution and subsequent liquidation or if they properly redeem their respective subunits for cash upon consummation of a business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction, or have not executed a definitive agreement for a business combination, by August 25, 2012 or February 25, 2013 if the period to complete our business combination has been extended, upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our initial shareholders have contractually agreed that if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $5.98 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $5.98.

Competition

In identifying, evaluating and selecting a target business, we may encounter competition from other entities having a business objective similar to ours. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. We will only have access to approximately $16.5 million in our trust account to consummate a business combination. Accordingly, if we locate a target business that is valued at substantially more than $15 million and the sellers of that target business wish to be paid in cash, we will be forced to obtain third party financing to complete such a transaction. There is no assurance that such financing will be available to us on terms acceptable to us or at all. Other blank check companies whose trust accounts are significantly larger than ours would not have the same problem in financing such a transaction. Accordingly, this inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. Furthermore, our ability to issue our securities in connection with any business combination would allow us to complete a business combination with a much larger target business. The following also may not be viewed favorably by certain target businesses:

•	our obligation to redeem for cash ordinary shares held by our public shareholders to such holders that exercise their redemption rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 465 Brickell Avenue, #617, Miami, FL 33131. We pay $7,500 per month to Ray Shi Capital Group, LLC, an affiliate of Yiting Liu, one of our directors and Ye (Sophie) Tao, one of our directors, for this office space, administrative services and secretarial support. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three (3) executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, it is our belief, based on our management’s prior transactional experience, that they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our officers to devote an average of approximately 15 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, subunits, ordinary shares and warrants under the Securities Act, and have reporting obligations, including the requirement that we file annual, and other reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of tender offer materials or the proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles or with International Financial Reporting Standards. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or with International Financial Reporting Standards or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles or with International Financial Reporting Standards. To the extent that such financial statements cannot be obtained, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending March 31, 2012. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

We are not involved in any litigation or administrative proceedings.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering, the terms of prior blank check offerings and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Escrow of offering proceeds	$15,522,500 of the net offering proceeds plus the $925,000 we will receive from the sale of the warrant offering warrants will be deposited into a trust account at J.P. Morgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	Substantially similar to the terms of our offering.	$14,330,250 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $15,522,500 of net offering proceeds plus the $925,000 we will receive from the sale of the warrant offering warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Substantially similar to the terms of our offering.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	There is no limitation on the fair value or net assets of the target business with which we may complete a business combination.	The initial target business that we acquire would be required to have a fair market value equal to at least 80% of the balance in the trust account at the time of such business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The securities comprising the units, but not the ordinary shares and warrants included in the subunits, will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital, Inc. has allowed separate trading of the subunits and one-half warrants prior to the 90th day after the date of this prospectus. The ordinary share and one-half warrant included within the subunit will not trade separately until we complete our initial business combination.	Substantially similar to the terms of our offering, except that units of prior blank check offerings typically did not consist of subunits and warrants. Instead, the units were composed only of ordinary shares and warrants. Accordingly, investors in this offering may have a disincentive to exercise their redemption rights because they will automatically forfeit the one-half (½) warrant included in the subunit. This may also have the effect of making it easier for us to consummate a business combination as shareholders may not wish to lose the value of the warrants included in the subunits.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Redemption of Securities	Pursuant to our Amended and Restated Memorandum and Articles of Association, public shareholders will be entitled to redeem their subunits for a portion of the trust account if the business combination is consummated. Accordingly, the warrants included in the subunits are subject to forfeiture, without the payment of any additional consideration, if the holder elects to cause us to redeem the subunit of which the warrant forms a part. This is different than in other similarly structured blank check companies where a redeeming shareholder is able to keep any warrants he may still hold, whether included within a unit or held separately. Accordingly, investors may have a disincentive to exercise their redemption rights because they will automatically forfeit the one-half (½) warrant included in the subunit. This may also have the effect of making it easier for us to consummate a business combination as shareholders may not wish to lose the value of the warrants included in the subunits.	Prior blank check companies typically had units composed of ordinary shares and warrants. In such offerings, only ordinary shares would be redeemed, as opposed to a subunit composed of an ordinary share and one-half (1/2) warrant.	If a shareholder elected to redeem, all of the securities issued to that shareholder would be redeemed.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	Substantially similar to the terms of our offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Election to remain an investor	We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders with the opportunity to redeem their subunits for cash in a tender offer. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business transaction as we would have included in a proxy statement.	Shareholders would be given the opportunity to vote on a business combination. In connection with seeking shareholder approval, shareholders would be sent a proxy statement containing information required by the SEC. A shareholder following the procedures described in such proxy statement would be given the right to convert his or her shares into cash. However, a shareholder who did not follow these procedures or a shareholder who did not take any action would not be entitled to the return of any funds except upon liquidation.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elects to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Business combination deadline	Our Amended and Restated Memorandum and Articles of Association also provide that our corporate existence will automatically cease and we will liquidate the trust account and distribute the funds included therein to our shareholders if we do not consummate our business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012 or by February 25, 2013 if we have executed a definitive agreement for a business combination within 18 months from the consummation of this offering and a business combination has not been completed in such 18-month period. If we enter into a definitive agreement for a business combination within 18 months from the consummation of this offering, we will issue a press release and file a Current Report on Form 8-K announcing the definitive agreement and indicating that the period to complete a business combination will be extended if a business combination is not completed within such 18 month period. If the time period to complete a business combination is extended due to the fact that we have entered into definitive agreement for a business combination within such 18-month period, we would be permitted to enter into and consummate a business combination other than the business combination contemplated by the definitive agreement, provided that such business combination that could be completed by February 25, 2013.	Substantially similar to the terms of our offering.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms of Prior Blank Check Offerings	Terms under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	Substantially similar to the terms of our offering.	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination or a liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except with respect to (i) amounts necessary to purchase up to 50% of the subunits sold in this offering, (ii) any interest earned on funds in the trust account that we may need to pay our tax obligations and (iii) any remaining interest earned on funds in the trust account that we may need for our working capital requirements that may be released to us from the interest earned on the funds in the trust account, if any, the funds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	Except with respect to interest income released to fund working capital expenses and to pay taxes, if any, proceeds held in the trust account are not released until the earlier of the consummation of a initial business combination or the failure to complete an initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Wei Li	33	Chief Executive Officer and Director
Yiting Liu	29	Co-Chair of the Board of Directors
Ye (Sophie) Tao	32	Co-Chair of the Board of Directors

Wei Li.  Mr. Li has been our Chief Executive Officer and a director since our inception. Since November 2010, Mr. Li has been a Managing Member of W Ray Shi LLC, an entity which he co-founded and which focuses on investments in the PRC, the Hong Kong Special Administrative Region, the Macau Special Administrative Region, Taiwan, or Greater China, China and Asia. From September 2003 through March 2010, Mr. Li acted in various capacities at Whitebox Advisors, a multi-strategy hedge fund, including managing its Asian long short strategy as a fund manager. He was also responsible for structuring and investing in reverse mergers, PIPEs and private financing activities related to Chinese companies. From July 1999 through July 2000, Mr. Li was a consultant with Arthur Andersen LLP. Mr. Li graduated from Zhongshan University with a Bachelor of Arts and also graduated from the University of Chicago, Graduate School of Business with a Master of Business Administration. Mr. Li is a Chartered Financial Analyst. Mr. Li is the husband of Ye Tao, our Co-Chair of the board of directors.

Yiting Liu.  Ms. Liu has been the Co-Chair of our board of directors since our inception. Since July 2010, Ms. Liu has been a Managing Member of Ray Shi Capital Group, LLC, an entity which she co-founded and which focuses on investments in Greater China and Asia. From August 2006 through January 2010, Ms. Liu worked at Vision Capital Advisors, LLC, a registered investment advisor, in various capacities including as a Vice President, Greater China. At Vision, she focused on direct investments in small and medium sized enterprises, or SMEs, in China, including sourcing, structuring, negotiating, conducting due diligence, executing transactions and managing portfolio companies. From May 2005 through July 2006, Ms. Liu worked for the Corporate Strategy and Development Group at PepsiCo, Inc., in various capacities, including as an Associate and worked closely with senior management to search for acquisition targets, build business cases and develop solutions for internal operational projects. From October 2003 through April 2005, she worked for The Boston Consulting Group, a global management consulting firm, as an Associate Consultant and developed solutions to key strategic and operational issues for clients. Ms. Liu received a Bachelor of Arts from Harvard University.

Ye (Sophie) Tao.  Ms. Tao has been the Co-Chair of our board of directors since our inception. Since July 2010, Ms. Tao has been a Managing Member of Ray Shi Capital Group, LLC, an entity which she co-founded and which focuses on investments in Greater China and Asia. From June 2007 through January 2010, Ms. Tao was a Senior Investment Manager, Greater China at Vision Capital Advisors, a registered investment advisor. At Vision, she focused on direct investments in small and medium sized enterprises, or SMEs in China, including sourcing, structuring, negotiating, conducting due diligence, executing transactions and managing portfolio companies. From April 2005 through June 2007, Ms. Tao worked for Banc of America Securities, in various capacities, including as an associate at Equity Sales & Trading and Equity Capital Markets, where she originated and executed convertible bond and other equity-linked issuances. From September 2003 through April 2005, she was an analyst at NERA Economic Consulting (A March & McLennan Company), where she provided economics and econometrics analysis and recommendations to multinational corporate clients involved in antitrust and securities litigations. From June 2001 through September 2002, Ms. Tao worked as a policy consultant at the Organization for Economic Cooperation and Development (OECD), where she helped countries improve regulatory processes and economic policies. Ms. Tao graduated from the University of International Business & Economics in Beijing with a Bachelor in Law. She also graduated from the Woodrow Wilson School of Public and International Affairs at Princeton University with a Master of Public Affairs with a concentration on Economics and Public Policy. Ms. Tao is a Chartered Financial Analyst. Ms. Tao is the wife of Wei Li, our Chief Executive Officer and a director.

Wei Li, the Company’s Chief Executive officer and a director, Yiting Liu, the Company’s Co-Chair of the Board of Directors and Ye (Sophie) Tao, the Company’s Co-Chair of the Board of Directors, are all citizens of the PRC. Each of these three individuals either owns or rents property in the United States.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Wei Li, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Yiting Liu will expire at the second annual meeting. The term of office of the third class of directors, consisting of Ye (Sophie) Tao will expire at the third annual meeting.

Our directors and officers will play a key role in identifying, evaluating, and selecting target business, and structuring, negotiating and consummating our initial business combination. Except as described above and under “— Conflicts of Interest,” none of these individuals is currently a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure that they will, in fact, be able to do so.

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officer and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Our initial shareholders purchased 790,625 initial shares (up to 103,125 of which initial shares will be forfeited by them to the extent that the underwriter does not exercise the over-allotment option in full) for an aggregate consideration of $25,000. In addition, our directors have indicated that they may purchase an aggregate of 1,500,000 insider warrants for an aggregate consideration of $525,000. We believe that because our officers and directors own such shares and will own such warrants, no compensation (other than reimbursement of out-of-pocket expenses) is necessary and such persons have agreed to serve in their respective role without compensation.

We have agreed to pay to Ray Shi Capital Group, LLC a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account. This arrangement was agreed to by Ray Shi Capital Group, LLC for our benefit and is not intended to provide Ray Shi Capital Group, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Ray Shi Capital Group, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers, or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Although we currently anticipate that some members of our management team will remain with us post-business combination, some or all of our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. After a business combination, our directors and officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders. It is possible that the amount of such compensation will not be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed or pursuant to certain limited exceptions described herein, and the insider warrants that may be purchased by our directors, and any warrants which they may purchase in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, if our officers and directors purchase the insider warrants, they will not be able to sell or transfer such warrants until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
•	Unless we consummate our initial business combination, our officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our officers, directors and initial shareholders may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors and initial shareholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.
•	Our initial shareholders have contractually agreed that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $5.98 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Therefore, our initial shareholders have a financial interest in consummating a business combination, thereby resulting in a conflict of interest. Our initial shareholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.
•	We will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses. Therefore, our initial shareholders have a financial interest in consummating a business combination, thereby resulting in a conflict of interest. Our initial shareholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, the liquidation of the trust account or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. Each of Yiting Liu and Ye (Sophie) Tao has pre-existing fiduciary obligations to Ray Shi Capital Group, LLC, an entity they founded. However, each of Ms. Liu and Ms. Tao has agreed to present all suitable business opportunities to us prior to presenting them to Ray Shi Capital Group, LLC.

If we hold a shareholder vote, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares acquired in this offering or in the aftermarket in favor of a proposed business combination, and have agreed not to seek redemption of their shares. Alternatively, if we structure our initial business combination as an acquisition that does not require shareholder approval and initiate a tender offer, our initial shareholders, including all of our officers and directors, have agreed not to tender their securities in such tender offer. In addition, they have waived their respective rights to participate in any liquidation distribution with respect to their initial shares.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. To further minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in any case, we obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of February 18, 2011 and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of the 1,500,000 insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering and Insider Purchasers(2)		After Offering and Insider Purchases(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares(4)
Wei Li(5)	527,083	66.7%	458,333	13.3%
Yiting Liu	263,542	33.3%	229,167	6.7%
Ye (Sophie) Tao(6)	527,083	66.7%	458,333	13.3%
All directors and executive officers as a group (3 persons)	790,625	100.0%	687,500	20.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is 465 Brickell Avenue, #617, Miami, Florida 33131.
(2)	Based on 790,625 ordinary shares outstanding immediately prior to this offering, including up to 103,125 ordinary shares held by our initial shareholders that are subject to forfeiture in the event that the over-allotment option is not exercised in full.
(3)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 103,125 ordinary shares held by our initial shareholders.
(4)	Based on 3,437,500 shares outstanding upon consummation of this offering. Does not include (i) 412,500 units (and the underlying securities) issuable upon the exercise of the underwriter’s over-allotment option, (ii) 103,125 ordinary shares held by our initial shareholders that are subject to forfeiture in the event that the over-allotment option is not exercised in full, (iii) ordinary shares underlying the warrant offering warrants which will not become exercisable within the next 60 days, (iv) ordinary shares underlying the warrants being issued upon consummation of this offering to our public shareholders which will not become exercisable within the next 60 days, and (v) ordinary shares and warrants underlying the underwriter’s unit purchase option.
(5)	Represents 263,542 shares held directly by Mr. Li and 263,541 shares held by Ye (Sophie) Tao, Mr. Li’s wife.
(6)	Represents 263,541 shares held directly by Ms. Tao and 263,542 shares held by Wei Li, Ms. Tao’s husband.

Immediately after this offering, our initial shareholders will beneficially own 20.0% of the then issued and outstanding ordinary shares (assuming they do not purchase any units offered by this prospectus). None of our initial shareholders, officers or directors has indicated to us that he or she intends to purchase our securities in the offering. Because of the ownership block held by our initial shareholders, they are able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions described below, these shares may be released from escrow on the first anniversary of the closing date of our initial business combination; notwithstanding the foregoing, shares may be released from escrow prior to such date if, following consummation of our initial business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities so that the initial shareholders may participate in such exchange. Additionally, our initial shareholders have agreed that up to a maximum of 103,125 of the initial shares will be forfeited by them if the underwriter’s over-allotment option is not exercised in full to the extent necessary to ensure that the number of shares they hold equals 20% of the outstanding ordinary shares after this offering and the exercise, if any, of the underwriter’s over-allotment option. Accordingly, such shares would be released from escrow to effectuate such forfeiture. During the escrow period, the holder of these shares or their permitted transferees will not be able to sell or transfer their securities except for (A) pledges to secure the obligations incurred in connection with purchases of our securities, (B) private sales of the shares placed in the escrow account made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (C) transfers to (i) our officer’s and directors, (ii) an entity’s members upon its liquidation, (iii) by bona fide gift to a member of an initial shareholder’s immediate family or to a trust, the beneficiary of which is an initial shareholder or a member of an initial shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, or (vi) to us for cancellation in connection with the consummation of a business combination, in each case, other than clause (B) and (C)(vi), where the transferee agrees to the terms of the escrow agreement). During the escrow period the holders of these shares will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared.. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, our initial shareholders will not receive any portion of the liquidation proceeds with respect to their initial shares.

Our shareholders are our “promoters” as that term is defined under the Federal securities laws.

Simultaneously with the consummation of the initial public offering of our units we are offering 2,642,856 warrant offering warrants at a price of $0.35 per warrant, for an aggregate purchase price of $924,999.60. The warrant offering warrants will be identical to the public warrants except that (i) the 1,500,000 insider warrants are non-redeemable and may be exercised on a “cashless basis”, (ii) we may only call the remaining 1,142,856 EBC/third party warrants for redemption and only permit exercise on a cash basis with the consent of EarlyBirdCapital, Inc., so long as such warrants are held by the initial purchasers thereof or their affiliates, and (iii) we will only call the EBC/third party warrants for redemption if we also simultaneously call the public warrants so long as such warrants are held by the initial purchasers of such warrants or their affiliates. In addition, we may call the public warrants for redemption and only permit exercise on a cash basis, but simultaneously call the EBC/third party warrants for redemption and permit exercise on a cashless basis, which we may do without EarlyBirdCapital, Inc.’s consent.

Our directors have indicated that they may purchase the 1,500,000 insider warrants. Additionally, EarlyBirdCapital, Inc., the underwriter for this offering, has indicated that it may purchase 450,000 EBC/third party warrants, for an aggregate purchase price of $157,500. A group of three third party purchasers who are unaffiliated with us and with the underwriter has also indicated that they may purchase an aggregate of 692,856 EBC/third party warrants, for an aggregate purchase price of approximately $242,500. We have not yet entered into a definitive agreement with any purchasers, including our directors, the underwriter for this offering, or the third party purchasers, with respect to the purchase of the warrant offering warrants. We will not close the public offering unless we simultaneously close the warrant offering, and vice versa. All of the proceeds we receive from the purchase of the warrant offering warrants will be placed in the trust account.

CERTAIN TRANSACTIONS

In September 2010, we issued 718,750 ordinary shares to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.03 share, as follows:

Name	Number of Shares	Relationship to Us
Wei Li	239,583	Chief Executive Officer and Director
Yiting Liu	239,584	Co-Chair of the Board
Ye (Sophie) Tao	239,583	Co-Chair of the Board

On February 18, 2011, we effected a 1.10-for-1 stock split in the form of a share dividend. As a result, as of the date of this prospectus, our initial shareholders hold an aggregate of 790,625 of our ordinary shares.

If the underwriter does not exercise all or a portion of the over-allotment option, our initial shareholders have agreed to forfeit up to an aggregate of 103,125 ordinary shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $562,500 for all 103,125 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

As of the date of this prospectus our initial shareholders, have advanced to us $50,000 to cover expenses related to this offering. The loan will be payable without interest on the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We have agreed to pay to Ray Shi Capital Group, LLC a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. This arrangement was agreed to by Ray Shi Capital Group, LLC for our benefit and is not intended to provide Ray Shi Capital Group, LLC compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the payment of $7,500 per month to Ray Shi Capital Group, LLC in connection with office space, administrative services and secretarial support rendered to us and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers and directors or any of their respective affiliates who owned our ordinary shares prior to this offering for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our board of directors (or audit committee if one exists) will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The board of directors (or audit committee) will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the board of directors (or audit committee) with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in either case, we obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

General

Our Amended and Restated Memorandum and Articles of Association authorizes us to issue 50,000,000 ordinary shares, par value $0.001, and 5,000,000 preferred shares, par value $0.001. As of the date of this prospectus, 790,625 ordinary shares are outstanding, held by three shareholders of record. Each of the units, subunits, ordinary shares and warrants will be registered pursuant to Section 12 of the Exchange Act.

Units and Subunits

Unlike other blank check company offerings, we have structured our offering to be an offering of units that consist of one subunit (consisting of one ordinary share and one-half of a warrant) and one-half of a warrant. We have structured our offering in this fashion for two primary reasons:

•	To Maximize Cash Available for Use Following Business Combination. We are effectively providing an incentive to our shareholders to not redeem their subunits in connection with either our shareholder vote or our pre-business combination tender offer as they would forfeit one-half of a warrant in the event they elect to redeem. The goal of the foregoing is to seek to maximize the amount of cash in trust that will be available for our use following our business combination.
•	To Minimize Dilution. This structure will reduce the total number of warrants outstanding in the event a portion of our shareholders elect to redeem their subunits in connection with either our shareholder vote or our pre-business combination tender offer as any shareholder that redeems its subunits will forfeit one-half of a warrant.

We believe this structure will be viewed more favorably by potential business combination candidates than the traditional structure as it provides an additional incentive for shareholders to not redeem and in the event a portion of them do redeem, it reduces overall dilution due to a reduction in the number of warrants outstanding.

Each unit consists of one subunit, consisting of one ordinary share and one-half of a warrant, and one-half of a warrant. Each whole warrant entitles the holder to purchase one ordinary share. The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The subunits and warrants comprising the units, but not the ordinary shares and warrants included in the subunits, will begin separate trading on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to, however, our filing a Form 8-K with the Securities and Exchange Commission, or SEC, described below and issuing a press release announcing when such separate trading will begin. However, no fractional warrants will be issued and only whole warrants will trade. Although we do not have a current intention to do so, in connection with a business combination, it is possible that we could be required to hold a vote of our warrant holders to amend the provisions of the warrants or for warrant holders to receive cash or other consideration in lieu of retaining a warrant. Whether such a vote occurs will depend on the requirements of the target business.

We will file a Form 8-K with the SEC, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds of this offering, including our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

Once the subunits and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. However, as indicated above, no fractional warrants will be issued and only whole warrants will trade. Accordingly, if holders seek to separate their units, they will have to own a number of units divisible by two at that time or they will lose one-half of a warrant because fractional warrants will be rounded down. However, so long as the units continue to trade, a holder could keep his securities in the form of units until such time as he owned enough units so that he would not lose any portion of the warrants he would otherwise be entitled to. Holders will need to have their brokers contact our transfer agent in order to separate the units into subunits and warrants.

The subunits will continue to trade as a subunit consisting of one ordinary share and one-half of a warrant until we consummate an initial business combination, at which time they will automatically separate and the subunits will no longer be outstanding. At such time, every two one-half warrants will automatically be combined to form a whole warrant and fractional warrants will no longer exist. Since no fractional warrants will then exist and only whole warrants will trade, investors will need to either have not separated their units at that time or have a number of subunits divisible by two at that time or they will lose one-half of a warrant. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined unit so as to ensure that no portion of the warrant is lost.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In connection with a vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares included in subunits acquired in this offering or in the aftermarket, in favor of such proposed business combination. Additionally, our initial shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if public shareholders owning less than 66.66% of the subunits sold in this offering exercise their redemption rights discussed above and, solely if we seek shareholder approval, a majority of the ordinary shares are voted in favor of the business combination, However, if we have exercised our right to purchase up to 50% of the subunits sold in this offering, the redemption threshold will be reduced in direct proportion to the percentage of subunits purchased by us. In this event, we would disclose the number of subunits purchased by us and the revised redemption threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination. Depending on the number of subunits that are redeemed in connection with our initial business combination, we may have very little money in our trust account with which to consummate our initial business combination, which may result in our having to obtain additional financing to consummate our initial business combination, result in less money being available for use as working capital post business combination, or result in our failure to consummate an initial business combination.

Pursuant to our Amended and Restated Memorandum and Articles of Association, if we do not consummate a business combination, or have not executed a definitive agreement for a business combination, by August 25, 2012 or until February 25, 2013 if a definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not been consummated within such 18 month period, our corporate existence will cease, except for the purposes of winding up our affairs and liquidating the trust account. If we are forced to liquidate prior to a business combination, and we have not presented a proposed business combination to our shareholders, our public shareholders are entitled to share ratably in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account upon the consummation of a business combination. Public shareholders who redeem their ordinary shares into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Warrants

No warrants are currently outstanding. Each warrant underlying the units being offered by this prospectus entitles the registered holder to purchase one ordinary share at a price of $5.00 per share, subject to adjustment as discussed below. The warrants will be exercisable for cash only if we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. The insider warrants will be exercisable either for cash or on a “cashless basis” at the option of the holder so long as such insider warrants are held by the initial purchasers thereof, or their affiliates. In the event of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of our ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value of an ordinary share by (y) the fair market value of an ordinary share. The “fair market value” is the average reported last sale price of the ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be exercisable at any time commencing on the later of (i) one year after the effective date of the registration statement of which this prospectus forms a part and (ii) the consummation of our initial business combination. However, the warrants, will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire on the earlier of (i) three years from the date on which our initial business combination is consummated at 5:00 p.m., New York City time, (ii) our liquidation if we have not completed a business combination within the required time periods and (iii) the redemption of the warrants.

Although we do not have a current intention to do so, in connection with a business combination and pursuant to agreements entered into with our target business, it is possible that we could be required to hold a vote of our warrant holders to amend the provisions of the warrants or for warrant holders to receive cash or other consideration in lieu of retaining a warrant. The provisions of the warrants that we might seek to amend could include, among other things, an increase in the exercise price of the warrants, a reduction in the exercise period of the warrants and/or the circumstances under which we would have the right to redeem the warrants. Although we cannot say definitively how we would value the warrants, in determining the amount of cash or other consideration to be received by warrant holders in lieu of retaining a warrant, we would look at one or more of the following valuation methods, including, but not limited to, the exercise price of the warrant, the trading price of the warrant, the trading price of the security underlying the warrant, as well as a financial analysis, such as following Black-Scholes. Whether such a vote occurs will depend on the requirements of the target business.

The warrant offering warrants will be identical to the public warrants except that (i) 1,500,000 insider warrants are non-redeemable and may be exercised on a “cashless basis”, (ii) we may only call the remaining 1,142,856 EBC/third party warrant, for redemption on a cash basis with the consent of EarlyBirdCapital, Inc., so long as such warrants are held by the initial purchasers thereof or their affiliates, and (iii) we will only call the EBC/third party warrants for redemption if we also simultaneously call the public warrants so long as such warrants are held by the initial purchasers of such warrants or their affiliates. In addition, we may call the public warrants being offered by the prospectus for redemption on a cash basis, but simultaneously call the EBC/third party warrants for redemption on a cashless basis, which we may do without EarlyBirdCapital, Inc.’s consent. The purchasers will agree that the warrant offering warrants will not be sold or transferred by them until after we have completed a business combination.

We may call the warrants for redemption (excluding the insider warrants but including the EBC/third party warrants as described above and any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital, Inc.),

•	in whole and not in part,
•	at a price of $.01 per warrant at any time while the warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a differential between the then-prevailing ordinary share price and the warrant exercise price so that the warrants could potentially still be exercisable after a decline in the stock price that may occur due to the redemption call if the share price declines as a result of our redemption call.

If we call the warrants for redemption as described above, our management will have the option to require holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors which include, but are not limited to, the following: the stock price at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and/or number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the warrant agreement, we have agreed to use our best efforts to keep a prospectus relating to the ordinary shares issuable upon exercise of the warrants current and to register or qualify the ordinary shares underlying the warrants under the securities laws of the state of residence of all holders of warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

We have agreed to sell to EarlyBirdCapital, Inc., the underwriter for this offering, an option to purchase up to a total of 175,000 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus (except that no subunits will be included, and instead only the ordinary shares and warrants that would otherwise comprise such subunits will be included, as the subunits will no longer be trading once the unit purchase option becomes exercisable).

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a shareholder resolution passed by a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissident shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;
•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action or derivative action having been successfully brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive (but not binding) authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of Civil Liabilities.  The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize as a valid judgment, a final and conclusive judgment in personam obtained in any federal or state court in the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Amended and Restated Memorandum and Articles of Association

Our Amended and Restated Memorandum and Articles of Association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	the right of public shareholders to exercise redemption rights and surrender their shares in lieu of participating in a proposed business combination;
•	a prohibition against completing a business combination if 66.66% or more of our public shareholders exercise their redemption rights, regardless of whether they are voting for or against a proposed business combination, or tender their shares to us in a tender offer;
•	a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by 18 months after the closing of this offering, or 24 months if the period to complete our business combination has been extended; and
•	limitation on shareholders’ rights to receive a portion of the trust account.

Our Amended and Restated Memorandum and Articles of Association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. Although there have been no Cayman Islands cases on this issue, in the opinion of Conyers Dill & Pearman, our Cayman Islands counsel English common law would be of persuasive authority before the Cayman Islands courts and under English common law, a company cannot agree to limit its ability to amend its memorandum and articles of association. Therefore, any restriction in the memorandum and articles with respect to their amendment is potentially enforceable as a result of this principle.

Under the Companies Law, the memorandum and articles of a Cayman Islands company are amended by way of the shareholders passing a special resolution. Under the Companies Law, a special resolution is passed when:

“(a) it has been passed by a majority of not less than two-thirds (or such greater number as may be specified in the articles of association of the company) of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given....”

Notwithstanding the foregoing, other blank check companies similar to ours recently modified their governing documents in order to effectuate a business combination.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering, or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 3,437,500 ordinary shares outstanding, or 3,953,125 shares if the over-allotment option is exercised in full. Of these shares, the 2,750,000 shares sold in this offering, or 3,162,500 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will not be able to sell their initial shares freely without registration until one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Following this one year time period, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 34,375 shares immediately after this offering (or 39,531 if the over-allotment option is exercised in full); and
•	if the ordinary shares are listed on a national securities exchange, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the warrant offering warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed on the closing of this offering. The holders of these securities are entitled to make up to two demands that we register such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of one-sixth of the warrant offering warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. However, notwithstanding the foregoing, in the event that EarlyBirdCapital, Inc. purchases any warrant offering warrants, EarlyBirdCapital, Inc. will not be entitled to demand or “piggy-back” registration rights longer than five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, subunits, ordinary shares and warrants, which are sometimes referred to collectively, or individually, as our “securities,” covered by this prospectus is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon us or our securityholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of our securities. However, an instrument transferring title to our securities, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on our securities or on our debentures or other obligations or (ii) by way of the withholding in whole or in part in connection with the payment of a dividend or other distribution of income or capital by us to our securityholders or a payment by us of principal or interest or other sums due under a debenture or other obligation.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities covered by this prospectus.

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying subunit and one-half of a warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of subunits and warrants should also apply to holders of units (as the deemed owners of the subunits and warrants underlying the units). This concept should not apply in the case of a subunit. See “— Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components” below.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase securities pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5 percent or more of our voting stock;
•	persons that acquired our securities pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, redemption or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our subunits or ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. In addition, this discussion assumes that a holder will own a number of units or subunits that are divisible by two and, thus, will not forfeit a fractional warrant in connection with the separation of a unit or subunit, as the case may be.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one subunit and one-half of a warrant. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price of a unit between the subunit and the one-half of a warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to the subunit or to the one-half of a warrant will be the holder’s tax basis in such subunit or one-half of a warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the subunit and the one-half of a warrant that comprise the unit is different than our allocation. Any such allocation is not, however, binding on the IRS.

A subunit is comprised of one ordinary share and one-half of a warrant, which cannot be separately traded (until the subunit automatically separates and disappears). A subunit has all of the economic rights of each of its components, including the right to vote and receive distributions with respect to the underlying ordinary share, and in the case of a sale, to the value of both the ordinary share and one-half of a warrant components. However, because the components are “stapled” together and will not separate in a short period, a subunit should be treated as a single instrument for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes, distributions on the ordinary share component of a subunit are considered received with respect to the subunit. In addition, although there is no guidance on point on how to apply the passive foreign investment company (“PFIC”) rules to a stapled interest such as a subunit, it appears that a U.S. Holder of a subunit should be able to make a qualified electing fund (“QEF”) election, purging election or, if applicable, mark-to-market election with respect to the subunit. See “U.S. Holders — Passive Foreign Investment Company Rules,” below.

Although we intend to take a contrary position, if our subunits are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to a business combination, there is a risk that a holder’s entitlement to receive payments upon the redemption of a subunit in excess of the holder’s initial tax basis in its subunit will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the subunit and the one-half of a warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that our characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property, including cash, to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Subunits or Ordinary Shares

Subject to the PFIC rules discussed below, and the discussion in “— Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Combination,” below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any cash dividend paid on our subunits or ordinary shares. A cash distribution on our subunits or ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. The portion of such distribution, if any, in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s adjusted tax basis in its subunits or ordinary shares, as applicable (but not below zero). Any remaining excess will be treated as gain from the sale or exchange of such subunits or ordinary shares, as applicable.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, such dividends may be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) provided that (1) our subunits or ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our subunits would be suspended for purposes of clause (3) above for the period that such holder had a right to have such subunits redeemed by us. Under published IRS authority, our subunits and ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently do not include the OTC Bulletin Board (the only exchange on which our subunits or ordinary shares are currently anticipated to be quoted and traded). Accordingly, any dividends paid on our subunits or ordinary shares are not currently expected to qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our subunits or ordinary shares. For taxable years beginning on or after January 1, 2013, the regular U.S. federal income tax rate applicable to dividends currently is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

Possible Constructive Distributions with Respect to Warrants

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the warrants) as a result of a distribution of cash to the holders of our subunits or ordinary shares, which is taxable to the U.S. Holders of such subunits or ordinary shares as described under “— Taxation of Distributions Paid on Subunits or Ordinary Shares,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a distribution in connection with our liquidation or a redemption of our subunits, as described in “— Taxation on the Redemption of Subunits” below, or warrants), and subject to the PFIC rules discussed below, and the discussion in “— Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Combination,” below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such securities. See “— Exercise or Lapse of a Warrant,” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Taxation on the Redemption of Subunits

In the event that a U.S. Holder (i) elects to redeem its subunits and receive cash pursuant to the exercise of its redemption right in connection with a shareholder vote regarding a proposed business combination, (ii) elects to tender its subunits to us in connection with a tender offer, or (iii) elects to sell its subunits to us if we use a portion of the trust account to purchase subunits in open market transactions or in negotiated arrangements, the amount received on any such redemption of subunits generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our subunits (subject to the discussion in “— Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Combination,” below), rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Taxation of Distributions Paid on Subunits or Ordinary Shares,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including subunits or shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption) and (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption). If the U.S. Holder had a relatively minimal interest in our subunits or shares and its percentage ownership in us (including constructive ownership and taking into account the effect of redemptions by other holders) is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its subunits.

Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Combination

A U.S. Holder that votes in favor of a proposed business combination and either (i) exercises its redemption right or (ii) continues to hold its subunits and receives a distribution in connection with our liquidation if we fail to consummate a business combination generally will receive more per subunit than a similar U.S. Holder that does not vote in favor of a proposed business combination. While not free from doubt, such additional amount may be treated for U.S. federal income tax purposes as ordinary income, and not as a payment in consideration for the redemption of our subunits or a distribution in connection with our liquidation. A U.S. Holder should consult with its own tax advisors regarding the U.S. federal income tax treatment of any such amount.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder will not recognize gain or loss upon the acquisition of ordinary shares on the exercise of a warrant for cash. Ordinary shares acquired pursuant to the exercise of a warrant for cash will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares should begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. A U.S. Holder that exercises a warrant other than by paying the exercise price in cash should consult its own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our subunits, ordinary shares or warrants and, in the case of our subunits and ordinary shares, the U.S. Holder did not make either a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our subunits or ordinary shares, or a mark-to-market election, each as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its subunits, ordinary shares or warrants; and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the subunits or ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the subunits or ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the subunits, ordinary shares or warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our subunits and ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of warrants (other than upon exercise of the warrants), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our subunits or ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its ordinary shares acquired upon exercise of the warrants by the gain recognized and will also have a new holding period in such ordinary shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our subunits or ordinary shares, and the special tax and interest charge rules do not apply to such subunits or shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such subunits or shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of our subunits or ordinary shares will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held our subunits, ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our subunits or ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such subunits or shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such subunits or shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) our subunits or ordinary shares, the PFIC rules discussed above will continue to apply to such subunits or shares unless the holder makes a purging election, as described above, with respect to such subunits or shares and pays the tax and interest charge with respect to the gain inherent in such subunits or shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns subunits or shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such subunits or shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our subunits or ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its subunits or ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its subunits or ordinary shares at the end of its taxable year over the adjusted tax basis in its subunits or ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its subunits or ordinary shares over the fair market value of its subunits or ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its subunits or ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the subunits or ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our subunits or ordinary shares will be quoted on the OTC Bulletin Board, they should not currently qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our subunits or ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder should be deemed to own a portion of the shares of such lower-tier PFIC, and could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

Under recently enacted legislation effective March 18, 2010, a U.S. Holder that owns (or is deemed to own) shares in a PFIC generally will have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our subunits, ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our subunits, ordinary shares and warrants under their particular circumstances.

Tax Consequences Upon Automatic Separation of Subunits

As described in the section of this prospectus captioned “Description of Securities — Units and Subunits,” above, upon the consummation of an initial business combination, each subunit will automatically separate into one ordinary share and one-half of a warrant, and the subunits will no longer be outstanding. The automatic separation should be treated as a recapitalization for U.S. federal income tax purposes involving a deemed exchange of each subunit for one ordinary share and one-half of a warrant. Subject to the PFIC rules discussed above, a U.S. Holder generally should not recognize gain or loss on the automatic separation. A U.S. Holder’s adjusted tax basis in the ordinary share and the one-half of a warrant should be equal to the holder’s adjusted tax basis in the subunit, which should be allocated between the ordinary share and the one-half of a warrant based on the relative fair market value of each at the time of the automatic separation. A U.S. Holder’s holding period in the ordinary share and the one-half of a warrant should include such holder’s holding period in the subunit.

If a U.S. Holder, by virtue of holding a subunit, is treated as owning a share in a PFIC such that the special tax and interest charge rules as described above under “— Passive Foreign Investment Company Rules” apply to the subunit, and the one ordinary share and one-half of a warrant received on the automatic separation are not determined to be interests in a PFIC subject to such rules, such holder generally should recognize gain equal to the difference between the fair market value of the securities received and the holder’s adjusted tax basis in the subunit, and any such gain should be subject to such special tax and interest charge rules described above. In such a case, a U.S. Holder’s adjusted tax basis in each security received generally should be equal to its fair market value, and such holder should have a new holding period in such securities for purposes of the PFIC rules. If the U.S. Holder made a QEF election with respect to the subunit, such election should continue to apply to the ordinary share, but not the one-half of a warrant, received upon the automatic separation of the subunit.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its subunits or ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above. The U.S. federal income tax treatment of an automatic separation of a subunit to a Non-U.S. Holder also should correspond to the U.S. federal income tax treatment of such automatic separation to a U.S. Holder, as described under “U.S. Holders — Tax Consequences Upon Automatic Separation of Subunits,” except that Non-U.S. Holders are not subject to the PFIC rules. In addition, the U.S. federal income tax treatment of any additional amount payable to a Non-U.S. Holder that votes in favor of a business combination generally will correspond to the U.S. federal income tax treatment of such additional amount to a U.S. Holder, as described above under “U.S. Holders — Possible Ordinary Income Treatment in Respect of Additional Amounts Following A Vote in Favor of a Proposed Business Combination.” However, a Non-U.S. Holder generally will be subject to U.S. federal income tax on such additional amount only if such amount is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. Also, pursuant to recently enacted legislation effective as of January 1, 2013, we may be required to enter into an agreement with the IRS to disclose certain information about our U.S. Holders to the IRS. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term may also be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax, at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to EarlyBirdCapital, Inc., and EarlyBirdCapital, Inc. has agreed to purchase from us, 2,750,000 units on a firm commitment basis.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Washington, D.C., Florida, Hawaii, Illinois, Minnesota and New York. In Hawaii and New York, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective.

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Exchange Act. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the subunits and warrants comprising the units, and the ordinary shares and warrants comprising the subunits, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the subunits and warrants comprising the units, and the ordinary shares and warrants comprising the subunits, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, Nebraska, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the subunits and warrants comprising the units, and ordinary shares and warrants comprising the subunits, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Quotation of Securities

We anticipate that the units (and subunits, ordinary shares and warrants once they become separable) will be quoted on the OTC Bulletin Board under the symbols CHVPF, CVPLF, CVPAF and CVPWF. We do not anticipate applying for listing of our securities on any stock exchange until consummation of our business combination. Prior to the date of this prospectus, market makers interested in making a market in our securities will submit their Forms 211 to the OTC Bulletin Board. EarlyBirdCapital, Inc. will not be making a market in our securities. Once the SEC declares the registration statement, of which this prospectus forms a part, effective, the Forms 211 should be approved and the units will commence quotation on the OTC Bulletin Board. However, approval for quotation on the OTC Bulletin Board is not guaranteed and we cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board following this offering.

Canada

Resale Restrictions

The distribution of our securities in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of our securities are made. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our securities.

Representations of Purchasers

By purchasing our securities in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;
•	where required by law, that the purchaser is purchasing as principal and not as agent;
•	the purchaser has reviewed the text above under Resale Restrictions; and
•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Pricing of Securities

We have been advised that the underwriter proposes to offer the units to the public at the offering price set forth on the cover page of this prospectus. The underwriter may allow some dealers concessions not in excess of $0.075 per unit and the dealers may reallow a concession not in excess of $0.015 per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the subunits and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 412,500 additional units for the sole purpose of covering over-allotments, if any. The underwriter may exercise the over-allotment option if it sells more units than the 2,750,000 units.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$6.00	$16,500,000	$18,975,000
Discount	$0.21	$577,500	$664,125
Proceeds before expenses	$5.79	$15,922,500	$18,310,875

(1)	The offering expenses are estimated at $250,000.

No discounts or commissions will be paid on the sale of the warrant offering warrants.

Investment Banker Fee

We have engaged the underwriter as an investment banker in connection with our initial business combination to provide us with assistance in negotiating and structuring the terms of our initial business combination. We anticipate that these services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay the underwriter a cash fee for such services upon the consummation of our initial business combination in an amount equal to $600,000. Such amount due to the underwriter may be paid out of the funds held in the trust account.

Warrant Offering Warrants

EarlyBirdCapital, Inc. has indicated that it may purchase up to a maximum of 450,000 EBC/third party warrants at a price of $0.35 per warrant, for an aggregate purchase price of $157,500. The EBC/third party warrants will become exercisable on the later of (i) February 18, 2012 and (ii) the consummation of a business combination and will expire on the earlier of (i) three years from the date on which a business combination is completed, (ii) the liquidation of the trust account if we have not completed a business combination within the required time periods or (iii) the redemption of the warrants (which in no event will be later than five years from the effective date of the registration statement of which this prospectus forms a part). Each EBC/third party warrant entitles the holder to purchase one ordinary share at a price of $5.00. In the event that EarlyBirdCapital, Inc. determines to purchase EBC/third party warrants, each such warrant and the ordinary shares underlying the warrants will be been deemed compensation by FINRA and would therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual. Additionally, any EBC/third party warrants purchased by EarlyBirdCapital, Inc. may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement of which this prospectus forms a part, except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. The EBC/third party will be identical to the public warrants being offered by this prospectus except that we may only call the EBC/third party warrants for redemption on a cash basis with the consent of EarlyBirdCapital, Inc., so long as such warrants are held by the initial purchaser thereof, or its affiliates, and (ii) we will only call the EBC/third party warrants for redemption if we also simultaneously call the public warrants. In addition, we may call the public warrants on a cash basis, but simultaneously call the EBC/third party warrants for redemption on a cashless basis, which we may do without EarlyBirdCapital, Inc.'s consent. The purchasers have agreed that the EBC/third party warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the purchasers of the EBC/third party registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.”

Purchase Option

We have agreed to sell to the underwriter, for $100, an option to purchase up to a total of 175,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus (except that no subunits will be included, and instead only the ordinary shares and warrants that would otherwise comprise such subunits will be included, as the subunits will no longer be trading once the unit purchase option becomes exercisable). This option is exercisable at $6.60 per unit, and may be exercised on a “cashless basis”, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring upon the earlier of the liquidation of the trust account if we have not completed a business combination within the required time periods and three years from the closing of our initial business combination (but in no event will the option expire more than five years from the effective date of the registration statement of which this prospectus forms a part). The option and the 175,000 units, the 175,000 ordinary shares and the 175,000 warrants underlying the units, and the 175,000 ordinary shares underlying the warrants included in the units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement of which this prospectus forms a part except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Beneficial Ownership

Upon the purchase by EarlyBirdCapital, Inc. of 450,000 EBC/third party warrants and including the shares underlying the EBC/third party warrants (assuming that EarlyBirdCapital, Inc. determines to make such purchase) and the securities underlying the unit purchase option described above even though such securities are not currently exercisable and will not be exercisable within 60 days, EarlyBirdCapital, Inc. would beneficially own approximately 18.4% of our ordinary shares (without taking into account any redemptions or repurchases by us or the forfeiture of up to 103,125 ordinary shares by our initial shareholders if the over-allotment option is not exercised in full, all as described elsewhere in this prospectus).

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriter may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $6.00.
•	Over-Allotments and Coverage Transactions. The underwriter may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, it may engage in covering transactions by purchasing our units in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The underwriter may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or covering transaction to cover short positions.

Stabilization and covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have granted EarlyBirdCapital, Inc. an option to act as co-manager for any public or private sale of debt or equity securities (excluding sales to employees) by us, any successor of ours or any of our subsidiaries during the two-year period following the consummation of our initial business combination (but in no event will such right extend past the three-year anniversary of the effective date of the registration statement of which this prospectus forms a part).

Except as set forth above, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

We have also agreed with the underwriter that:

(i)	if the underwriter fails to consummate the offering described in this prospectus through no fault of ours, we will not be obligated to pay for any of the expenses of the underwriter; and
(ii)	if the underwriter fails to consummate the offering described in this prospectus due to our breach, we will only be obligated to pay up to $75,000 of the underwriter’s expenses.

Indemnification

We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York is acting as U.S. counsel for us in connection with this offering. Legal matters as to Cayman Islands’ law, as well as the validity of the ordinary shares offered in this prospectus, will be passed upon for us by Conyers Dill & Pearman. Graubard Miller is acting as counsel for the underwriter in this offering.

EXPERTS

The financial statements of China VantagePoint Acquisition Company (a company in the development stage) as of October 6, 2010 and for the period from September 3, 2010 (inception) through October 6, 2010, appearing in this prospectus and registration statement, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of China VantagePoint Acquisition Company (a company in the development stage) to continue as a going concern as described in Note 1 to the financial statements) thereon, appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act of and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

Index to financial statements

China VantagePoint Acquisition Company
(A Company in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of China VantagePoint Acquisition Company

We have audited the accompanying balance sheet of China VantagePoint Acquisition Company (a company in the development stage) (the “Company”) as of October 6, 2010, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from September 3, 2010 (inception) through October 6, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China VantagePoint Acquisition Company (a company in the development stage), as of October 6, 2010, and the results of its operations and its cash flows for the period from September 3, 2010 (inception) through October 6, 2010 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of October 6, 2010 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP
New York, New York
February 4, 2011, except for Notes 1, 3, 7 and 8 as to which the date is February 22, 2011

China VantagePoint Acquisition Company
(A Company in the Development Stage)

BALANCE SHEET
October 6, 2010
(Restated)

ASSETS
Assets
Current Asset – Cash	$75,000
Deferred offering costs associated with proposed public offering	53,000
Total assets	$128,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued Expenses	$43,000
Advances from shareholders	15,370
Notes payable to shareholders	50,000
Total liabilities	108,370
Commitments
Shareholders’ Equity(1)
Ordinary shares, $0.001 par value authorized 50,000,000 shares; issued and outstanding 790,625 shares(2)	791
Additional paid-in capital	24,209
Deficit accumulated during the development stage	(5,370)
Total shareholders’ equity	19,630
Total liabilities and shareholders’ equity	$128,000

(1)	Share amounts have been retroactively restated to reflect the effect of a stock dividend of 0.1 ordinary shares for each ordinary share on February 18, 2011 (see Note 7).
(2)	Includes an aggregate of 103,125 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full. (Note 7)

The accompanying notes are an integral part of these financial statements.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

STATEMENT OF OPERATIONS
For the Period from September 3, 2010 (Inception) to October 6, 2010
(Restated)

Formation costs and operating expenses	$(5,370)
Net loss	$(5,370)
Weighted average shares outstanding, basic and diluted(1)(2)	687,500
Basic and diluted net loss per share(1)	$(0.01)

(1)	Share amounts have been retroactively restated to reflect the effect of a stock dividend of 0.1 ordinary shares for each ordinary share on February 18, 2011 (see Note 7).
(2)	Excludes an aggregate of 103,125 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full. (Notes 2 and 7)

The accompanying notes are an integral part of these financial statements.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period from September 3, 2010 (Inception) to October 6, 2010
(Restated)

	Ordinary Shares(1)(2)		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity
	Shares	Amount
Ordinary shares issued September 3, 2010 (Inception) at $0.035 per share for cash	790,625	$791	$24,209	$—	$25,000
Net loss	—	—	—	(5,370)	(5,370)
Balance at October 6, 2010	790,625	$791	$24,209	$(5,370)	$19,630

(1)	Share amounts have been retroactively restated to reflect the effect of a stock dividend of 0.1 ordinary shares for each ordinary share on February 18, 2011 (see Note 7).
(2)	Includes an aggregate of 103,125 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full. (Note 7)

The accompanying notes are an integral part of these financial statements.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period from September 3, 2010 (Inception) to October 6, 2010

Operating Activities
Net loss	$(5,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating liabilities:
Net cash used in operating activities	(5,370)
Financing Activities
Proceeds from sale of ordinary shares to initial shareholders	25,000
Advances received from shareholders	15,370
Proceeds from notes payable to shareholders	50,000
Payment of deferred offering costs	(10,000)
Net cash provided by financing activities	80,370
Net Increase in Cash	75,000
Cash, Beginning	—
Cash, Ending	$75,000
Supplemental schedule of non-cash financing activities:
Increased in accrued expenses for deferred offering costs	$43,000

The accompanying notes are an integral part of these financial statements.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Going Concern Consideration

China VantagePoint Acquisition Company (the “Company”) is a newly organized blank check company incorporated on September 3, 2010, under the laws of the Cayman Islands for the purpose of acquiring, through merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating business or businesses through contractual arrangements (a “Business Combination”). Although the Company is not limited to a particular geographic region, the Company intends to focus on operating businesses with primary operations in the People’s Republic of China. The Company’s efforts to identify a prospective target business will not be limited to a particular industry.

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

At October 6, 2010, the Company had not commenced any operations. All activity through October 6, 2010 relates to the Company’s formation and the proposed public offering described below. The Company has selected March 31 as its fiscal year end.

The Company is considered to be a development stage company and as such, the financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 2,750,000 units (“Units”) (or 3,162,500 if the underwriters’ over-allotment option is exercised in full), at $6.00 per Unit (the “Proposed Public Offering”), and the sale of 2,642,856 warrants at a price of $0.35 per warrant (the “Warrant Offering Warrants”) in a public offering (the “Warrant Offering”) consummated simultaneously with the Proposed Public Offering, both of which are described in Note 3 (the “Proposed Public Offering and Warrant Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Warrant Offering although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that at least $5.98 per Unit, or $16,447,500 in the aggregate (or approximately $5.96 per Unit or $18,835,875 in the aggregate if the underwriters’ over-allotment option is exercised in full) of the proceeds of the Proposed Public Offering and the Warrant Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. In the event that the Subunits trade below $5.70 per subunit, there can be released from the Trust Account amounts necessary for the Company to purchase up to 50% of the subunits sold in the offering (1,375,000 subunits, or 1,581,250 subunits if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement and ending on the date the Company announces a Business Combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan entered into by the Company immediately prior to the Effective Date which requires the Company to maintain a limit order for the subunits at $5.70 per share during the purchase period until the maximum number of subunits has been purchased. It is intended that purchases will comply with the technical requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, although purchases may not actually be effected under Rule 10b-18. The placing of the funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will

China VantagePoint Acquisition Company
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Going Concern Consideration  – (continued)

execute such agreements. The Company’s shareholders prior to the Proposed Public Offering, including certain of the Company’s officers and directors (“Initial Shareholders”) have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations should they arise. The remaining proceeds (not held in the Trust Account) may be used for to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. In addition, interest earned on the funds held in the Trust Account (after payment of taxes owed on such interest income) may be released to the Company to fund its working capital requirements in searching for a business combination and to pay its tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide shareholders who acquired shares in the Proposed Public Offering (“Public Shareholders”) with the opportunity to redeem their Subunits for a pro rata share of the Trust Account. In the event that shareholders owning 66.66% (or 70.88% if the over-allotment option is exercised in full) or more of the Subunits sold in the Proposed Public Offering exercise their redemption rights described below (the “Redemption Threshold”), and, solely with respect to a transaction subject to shareholder approval, a majority vote against the Business Combination, the Business Combination will not be consummated. However, if the Company has exercised its right to purchase up to 50% of the subunits sold in the Proposed Public Offering, the Redemption Threshold will be reduced in direct proportion to the percentage of subunits purchased by the Company. In this event, the Company would disclose the number of subunits purchased by it and the revised redemption threshold in the materials distributed to its shareholders in connection with any vote to approve a Business Combination. The Initial Shareholders have waived any redemption rights they may have in connection with the Business Combination.

With respect to a Business Combination which is consummated, any Public Shareholder can demand that the Company redeem his or her Subunits. If the Company holds a shareholder vote to approve a Business Combination, any Public Shareholder voting against the Business Combination and seeking redemption will be entitled to redeem their Subunits for a pro rata portion of the Trust Account up to a maximum of $5.98 per Subunit (or $5.96 per Subunit if the underwriters’ over-allotment option is exercised in full). Any Public Shareholder voting in favor of the Business Combination and seeking redemption will have his or her Subunits redeemed for a full pro rata portion of the Trust Account (initially expected to be $5.98 per Subunit or $5.96 per Subunit if the underwriters’ over-allotment is exercised in full) net of (i) taxes payable and (ii) interest income earned on the Trust Account previously released to the Company for working capital requirements. If the Company commences a tender offer in connection with a Business Combination, Public Shareholders seeking redemption will have his or her Subunits redeemed for a pro rata portion of the Trust Account (initially expected to be $5.98 per Subunit or $5.96 per Subunit if the underwriters’ over-allotment is exercised in full) net of (i) taxes payable and (ii) interest income earned on the Trust Account previously released to the Company for working capital requirements. Accordingly, Public Shareholders holding up to 1,833,149 (or 2,241,579 if the over-allotment option is exercised in full) of the aggregate number of Subunits owned by all Public Shareholders may seek redemption of their Subunits in the event of a Business Combination. Notwithstanding the foregoing, the Company’s Memorandum and Articles of Association of the Company will be amended to provide that a Public Shareholder, together with any affiliate or other person with whom such Public Shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking redemption rights with respect to an aggregate of more than 10% of the Subunits sold in the Proposed Public Offering (but only with respect to the amount over 10% of the Subunits sold in the Proposed Public Offering). A “group” will be deemed to exist if Public Shareholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations and Going Concern Consideration  – (continued)

The Company’s Memorandum and Articles of Association will be amended prior to the Proposed Public Offering to provide that if the Company has not completed a Business Combination within 18 months from the consummation of the Proposed Public Offering, or 24 months from the consummation of the Proposed Public Offering if a definitive agreement has been executed within 18 months after the consummation of this offering and a Business Combination has not been consummated within such 18 month period, the Company will automatically dissolve, liquidate and distribute its remaining assets, including the Trust Fund, to the Public Shareholders. In the event of a liquidation, if the Company has not presented a proposed Business Combination to the Public Shareholders for approval, the Public Shareholders will be entitled to receive their pro rata share of the Trust Account (initially expected to be $5.98 per Subunit or $5.96 per Subunit if the underwriters’ over-allotment is exercised in full), plus any interest held in the Trust Account. In the event of a liquidation, if the Company has presented a proposed Business Combination to the Public Shareholders for approval, and the Public Shareholders have rejected the proposed Business Combination, the Public Shareholders who voted against the last proposed Business Combination or who did not vote will be entitled to receive only a pro rata share of the Trust Account up to a maximum of $5.98 per subunit ($5.96 per subunit if the underwriters’ over-allotment option is exercised in full) and Public Shareholders who voted in favor of the last proposed Business Combination will be entitled to receive a full pro rata share of the Trust Account calculated two days prior to the distribution date.

Pursuant to letter agreements to be executed prior to the consummation of the Proposed Public Offering with the Company, the Initial Shareholders have waived their rights to participate in any liquidation distribution from the Trust Account but only with respect to their initial shares; they will participate in any liquidation distribution with respect to any Units acquired in the Proposed Public Offering or in the aftermarket.

Note 2 — Significant Accounting Policies

Loss per share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period excluding ordinary shares subject to forfeiture.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies  – (continued)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified the Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are not significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on September 3, 2010, the evaluation was performed for upcoming 2010 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from September 3, 2010 (inception) through October 6, 2010. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements other than the increase in share capital discussed in Note 7 — Shareholders Equity and the increase in the size of the Proposed Public Offering discussed in Note 8 — Subsequent Events.

Note 3 — Proposed Public Offering and Warrant Offering

The Proposed Public Offering calls for the Company to offer for sale up to 2,750,000 units at a proposed offering price of $6.00 per Unit (plus up to an additional 412,500 units solely to cover over-allotments, if any). Each Unit includes one subunit (“Subunit”), consisting of one ordinary share and one-half of a warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $5.00 per share and the Public Warrants will become exercisable upon the later of: (i) one year after the Effective Date of the Proposed Public Offering and (ii) the consummation of a business combination with a target business. The Public Warrants will expire on the earlier of (i) 5:00 p.m., New York City time, on the three-year anniversary of the consummation of our business combination, (ii) the Company’s liquidation if the Company has not completed a Business Combination within the required time periods and (iii) the redemption of the Public Warrants. The Units to be sold in the Proposed Public Offering will begin trading on or promptly after the Effective Date of the Proposed Public Offering. The Subunits and Public Warrants comprising the Units, but not the ordinary shares and Public Warrants included in the Subunits, will begin separate trading on the 90th day after the Effective Date of the Proposed Public Offering unless EBC informs the Company of its decision to allow earlier separate trading. Once the Subunits and Public Warrants commence separate trading, holders will have the option to continue to hold Units or separate their Units into the component pieces. However, no fractional Public Warrants will be issued and only whole Public Warrants will trade. The Subunits will continue to trade as a Subunit consisting of one ordinary share and one-half of a Public Warrant until the consummation of an initial business combination, at which time

China VantagePoint Acquisition Company
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering and Warrant Offering  – (continued)

they will automatically separate and the Subunits will no longer be outstanding. As indicated above, since no fractional Public Warrants will be issued and only whole Public Warrants will trade, investors will need to either have not separated their Units at this time or have a number of Subunits divisible by two at that time or they will lose a portion of the Public Warrants they would otherwise be entitled to. Accordingly, in order to avoid such a situation, investors that do not intend to transfer the component pieces of the units prior to the consummation of a business combination should continue to hold their securities as a combined Unit so as to ensure that no portion of the Public Warrant is lost.

The Company is offering 2,642,856 warrants at a price of $0.35 per warrant, for an aggregate purchase price of $924,999.60 (the “Warrant Offering Warrants”). The purchase of Warrant Offering Warrants shall occur simultaneously with the consummation of the Proposed Public Offering. The proceeds the Company receives from the Warrant Offering Warrants will be placed in the Trust Account. The Warrant Offering Warrants will be identical to the Public Warrants except that (i) 1,500,000 of the warrant offering warrants (the “Insider Warrants”) are non-redeemable and may be exercised on a “cashless basis”, (ii) we may only call the remaining 1,142,856 warrant offering warrants (the “EBC/third party Warrants”), for redemption and only permit exercise on a cash basis with the consent of EBC, so long as such warrants are held by the initial purchasers thereof or their affiliates, and (iii) we will only call the EBC/third party warrants for redemption if we also simultaneously call the Public Warrants so long as such warrants are held by the initial purchasers of such warrants or their affiliates. In addition, the Company may call the Public Warrants for redemption and only permit exercise on a cash basis, but simultaneously call the EBC/third party warrants for redemption and permit exercise on a cashless basis, which the Company may do without EBC’s consent. Additionally, any Warrants purchased by the Company’s Initial Shareholders in the open market after the consummation of the Proposed Public Offering will also be non-redeemable and may be exercised on a “cashless basis” so long as they continue to be held by the Company’s Initial Shareholders or their affiliates. The purchasers will agree that the Warrant Offering Warrants will not be sold or transferred by them (except to certain permitted transferees) until after the Company has completed an initial Business Combination.

The holders of the Warrant Offering Warrants (or underlying securities) will be entitled to registration rights with respect to Warrant Offering Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering.

The Public Warrants, Insider Warrants and EBC/Third Party Warrants are collectively referred to as the “Warrants.”

There will be no distribution from the Trust Account with respect to the Warrants in the event of liquidation as described in Note 1, and such Warrants will expire worthless.

The Company may call the Warrants for redemption (excluding the Insider Warrants but including the EBC/third party Warrants as described above and any outstanding Warrants issued upon exercise of the unit purchase option issued to EBC) (Note 6), in whole and not in part, at a price of $.01 per Warrant at any time after the Warrants become exercisable, upon not less than 30 days’ prior written notice of redemption to each Warrant holder, and if, and only if, the reported last sale price of the ordinary shares equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders, provided that a registration statement under the Securities Act relating to the ordinary shares issuable upon exercise of the Warrants is effective and expected to remain effective from the date on which the Company sends a redemption notice to and including the redemption date and a prospectus relating to the ordinary shares issuable upon exercise of the Warrants is available for use by the public Warrant holders and remains available for use from the date on which the Company sends a redemption notice to and including the redemption date. The Company may not redeem the Warrants unless the Warrants and the ordinary shares underlying the Warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. In no

China VantagePoint Acquisition Company
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering and Warrant Offering  – (continued)

event will the registered holders of a Warrant be entitled to receive a net cash settlement, or other consideration in lieu of physical settlement in shares of the Company’s ordinary shares. The holders of the Warrants do not have the rights or privileges of holders of the Company’s ordinary shares or any voting rights until such holders exercise their respective Warrants and receive ordinary shares of the Company. If the Company redeems the Warrants, it will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis.”

In accordance with the Warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its reasonable efforts to maintain the effectiveness of the registration statement relating to ordinary shares issuable upon exercise of the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised, unredeemed and worthless, and an investor in the Proposed Public Offering may effectively pay the full Unit price solely for the ordinary shares included in the Units.

The Company intends to enter into an agreement with the underwriters of the Proposed Public Offering (the “Underwriting Agreement”). The Underwriting Agreement will require the Company to pay 3.5% of the gross proceeds of the Proposed Public Offering or $577,500 or $664,125 if the underwriter’s over-allotment option is exercised in full, as underwriting discounts and commissions upon closing of the Proposed Public Offering.

Note 4 — Deferred Offering Costs

Deferred Offering costs consist of legal, underwriting and accounting fees incurred through the balance sheet date that are related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the receipt of the capital raised or expensed in the event that the Proposed Public Offering is terminated.

Note 5 — Notes Payable to shareholders

The Company issued, in aggregate, $50,000 principal amount of unsecured promissory notes to certain officers and Initial Shareholders on October 5, 2010 for working capital needs. The notes are non-interest bearing and are payable on the earlier October 5, 2011 or the consummation of the Proposed Public Offering. Due to the short-term nature of the notes, the fair value of the notes approximates the carrying amount. In addition, the Initial Shareholders have advanced an aggregate of $15,370 on a non-interest bearing basis. Such advances are due on demand.

Note 6 — Commitments and Contingencies

The Company will agree to pay an aggregate of $7,500 a month for office space and general and administrative services to an entity affiliated with the Company. Services will commence promptly after the effective date of the Proposed Public Offering and will terminate upon the earlier of: (i) the consummation of an initial Business Combination; or (ii) the liquidation of the Company.

The Company has engaged EBC as an investment banker in connection with its initial business combination to provide it with assistance in negotiating and structuring the terms of the initial Business Combination. The Company anticipates that these services will include assisting the Company with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. The Company will pay EBC a cash fee for such services upon the consummation of our initial Business Combination in an amount equal to $600,000. Such amounts due to the underwriter may be paid out of the funds held in the trust account.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies  – (continued)

The Company will also issue a unit purchase option, for $100, to EBC or its designees to purchase 175,000 units at an exercise price of $6.60 per unit commencing on the later of one year from the effective date of the registration statement and the consummation of an Initial Business Combination and expiring upon the earlier of the liquidation of the trust account if we have not completed a Business Combination within the required time periods and three years from the closing of the Company’s initial Business Combination (but in no event will the option expire more than five years from the effective date of the registration statement for the Proposed Public Offering). The units issuable upon exercise of this option are identical to the units being offered in the Proposed Public Offering, with the exception of (i) not including Subunits and instead including only the ordinary shares and warrants that would otherwise comprise such Subunits since the Subunits will no longer be trading once the unit purchase option becomes exercisable and (ii) containing a provision for cashless exercise by EBC. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $593,250 ($3.39 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 71%, (2) risk-free interest rate of 1.18% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 7 — Shareholders’ Equity

Ordinary Shares

The Company is authorized to issue up to 50,000,000 ordinary shares with a par value of $.001 per share.

In connection with the organization of the Company, on September 3, 2010, a total of 718,750 shares of the Company’s ordinary shares were sold to the Initial Shareholders at a price of $0.0348 per share for an aggregate of $25,000.

Effective February 18, 2011, the Company’s Board of Directors authorized a stock dividend of 0.1 ordinary shares for each outstanding ordinary share. All references in the accompanying financial statements to the number of ordinary shares have been retroactively restated to reflect this transaction.

As of October 6, 2010, 790,625 ordinary shares were issued and outstanding, as retroactively restated, of which 103,125 ordinary shares are subject to mandatory forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s Initial Shareholders will own 20% of the issued and outstanding shares after the Proposed Public Offering.

The Initial Shareholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period. Such shares will be released from escrow on the first anniversary of the closing date of the initial Business Combination.

China VantagePoint Acquisition Company
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholders’ Equity  – (continued)

Preferred Shares

On February 16, 2011 the Company amended the capital clause of the memorandum of association authorizing the issuance of up to 5,000,000 preferred shares with a par value of $0.001 with such designations as may be determined by the Board of Directors of the Company from times to time.

Note 8 — Subsequent Events

The Securities and Exchange Commission declared the registration statement (“Registration Statement”) relating to the Proposed Offering effective on February 17, 2011. Thereafter, the Company filed a new registration statement to increase the size of the Proposed Offering by 10% pursuant to Rule 462(b) under the Securities Act.

$17,424,999.60

China VantagePoint Acquisition Company

2,750,000 Units
2,642,856 Warrants

PROSPECTUS

EarlyBirdCapital, Inc.

February 18, 2011

Until May 19, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.